UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Finisar Corporation

(Name of Registrant as Specified In Its Charter)

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1389 Moffett Park Drive
Sunnyvale, California 94089

October 8, 2009

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders on Wednesday, November 18, 2009 at 10:00 a.m., local time. The meeting will be held at the offices of DLA Piper LLP (US), located at 2000 University Avenue, East Palo Alto, California.

We are pleased to take advantage of the new U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new delivery process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. On October 8, 2009, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended April 30, 2009. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. If you received your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and proxy card were enclosed.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will report on our company’s operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly and submit your proxy by Internet, telephone or mail, as described in the proxy materials. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the annual meeting.

Very truly yours,

Jerry S. Rawls
Chairman of the Board

Eitan Gertel
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, November 18, 2009

The Annual Meeting of stockholders of Finisar Corporation, a Delaware corporation, will be held on Wednesday, November 18, 2009, at 10:00 a.m., local time, at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303, for the following purposes:

1. To elect two Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.

2. To approve an amendment to the 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan to increase the number of shares of our common stock reserved for issuance thereunder by 250,000 shares, such additional shares to be used solely for issuance to participating employees on December 15, 2009, the next scheduled purchase date under the plans.

3. To approve the adoption of the 2009 Employee Stock Purchase Plan and the 2009 International Employee Stock Purchase Plan and authorize the reservation of 2,500,000 shares of our common stock for issuance under such plans and automatic annual increases of 125,000 shares in the number of shares of our common stock reserved for issuance under such plans on May 1 of each year beginning with May 1, 2010 and continuing through May 1, 2015.

4. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2010.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on September 29, 2009 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1389 Moffett Park Drive, Sunnyvale, California 94089.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy as promptly as possible in order to assure the presence of a quorum. You may vote by telephone, Internet or mail. If you vote by telephone or Internet, you do not have to mail in your proxy card. Voting in advance will not prevent you from voting in person at the meeting.

Christopher E. Brown
Secretary

Sunnyvale, California
October 8, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on November 18, 2009:  The Proxy Statement, form of Proxy and our 2009 Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the fiscal year ended April 30, 2009) are available at www.proxyvote.com.

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the board of directors of Finisar Corporation, a Delaware corporation, for use at the annual meeting of stockholders to be held on Wednesday, November 18, 2009, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and related materials are first being made available to stockholders of the Company on or about October 8, 2009. References in this proxy statement to the “Company,” “we,” “our,” “us” and “Finisar” are to Finisar Corporation and to the “annual meeting” are to the 2009 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ending on April 30. This proxy statement covers our fiscal 2009, which was from May 1, 2008 through April 30, 2009 (“fiscal 2009”).

The number of shares outstanding on the record date for the annual meeting, and all other share and per share information in this proxy statement, reflects a one-for-eight reverse split of our common stock that was effective on September 25, 2009.

SOLICITATION AND VOTING

Record Date.  Our board of directors has fixed the close of business on September 29, 2009 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, we had 64,644,961 shares of common stock outstanding and entitled to vote, held by approximately 425 holders of record.

Internet Availability of Annual Meeting Materials.  This year, we are pleased to take advantage of the rules adopted by the U.S. Securities and Exchange Commission (“SEC”) allowing companies to furnish proxy materials over the Internet to their stockholders rather than mailing paper copies of those materials to each stockholder. On October 8, 2009, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials directing stockholders to a web site where they can access our proxy statement for the 2009 annual meeting and the Annual Report for the fiscal year ended April 30, 2009 and view instructions on how to vote via the Internet or by phone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Quorum/Vote Required.  A majority of the shares of common stock issued and outstanding as of the record date must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have no effect on the outcome of the election of directors and will be counted as against votes with respect to any proposals other than the election of directors. Broker non-votes are not counted (except for quorum purposes) and will have no effect on the result of the vote on any proposal. If a quorum is present, the two nominees for director receiving the highest number of votes will be elected as Class I directors. If a quorum is present, approvals of all other proposals, and all other matters that properly come before the meeting, require the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on such proposals. Proxies and ballots will be received and tabulated by the inspector of elections for the annual meting.

Voting of Proxies.  Holders of shares of common stock are entitled to cast one vote per share on all matters submitted to a vote of stockholders. All shares of common stock represented by properly executed proxies received before or at the meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR”: (1) the election of management’s nominees for director listed in Proposal No. 1; (2) the amendment of the 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 250,000 shares; (3) the adoption of the 2009 Employee Stock Purchase Plan and the 2009 International Employee Stock Purchase Plan and authorization of the reservation of 2,500,000 shares of our common stock for issuance thereunder and automatic annual increases of 125,000 shares of our common stock reserved for issuance thereunder on May 1 of each year beginning with May 1, 2010 and continuing through May 1, 2015; and (4) the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2010.

If your shares are directly registered in your name with American Stock Transfer & Trust Company, you have three ways to vote.

•	By Internet: Go to www.proxyvote.com and follow the instructions;

•	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions; or

•	By mail (if you received a copy of the proxy materials by mail): Complete, sign and date and return your proxy card in the envelope supplied to you with written proxy materials.

Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet. Your voting form from your broker or bank will contain instructions for voting.

If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank may vote your shares on the election of directors and the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to Proposals No. 2 and 3 unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the proposals. Your broker or bank will vote your shares on Proposals No. 2 and 3 only if you provide instructions on how to vote by following the information provided to you by your broker. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on November 17, 2009. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

A stockholder who delivers an executed proxy has the power to revoke his or her proxy at any time before it is exercised by (i) executing and delivering to the Secretary of Finisar, at 1389 Moffett Park Drive, Sunnyvale, California 94089, a written instrument revoking the proxy or a duly executed proxy with a later date, or (ii) by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a proxy. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the annual meeting, the stockholder must bring to the annual meeting a letter from the broker, bank or other nominee confirming such stockholder’s beneficial ownership of the shares.

Solicitation of Proxies.  We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie Partners, Inc. $7,500 plus reasonable expenses for its services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our board of directors is currently composed of nine directors. Our Certificate of Incorporation provides that the terms of office of the members of the board of directors will be divided into three classes: Class I, whose term will expire at this annual meeting of stockholders; Class II, whose term will expire at the annual meeting of stockholders to be held in 2010; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2011. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting.

The terms of the Class I directors will expire on the date of the upcoming annual meeting. The current Class I members of the board of directors are Roger C. Ferguson, Morgan Jones and Larry D. Mitchell. On September 9, 2009, Mr. Jones informed the Company that he will be retiring from service on the board of directors as of the date of the annual meeting and will not stand for re-election at the annual meeting. The Nominating and Governance Committee intends to conduct a search for qualified candidates to serve on the board of directors and its committees, but has not identified a candidate to recommend to fill the vacancy that will result from Mr. Jones’ retirement. Accordingly, two persons are to be elected to serve as Class I directors of the board of directors at the meeting. Management’s nominees for election by the stockholders to those two positions are the two continuing Class I members of the board of directors: Roger C. Ferguson and Larry D. Mitchell. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2012 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than two persons. If a quorum is present and voting, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors.

The board of directors recommends a vote “FOR” the nominees named above.

The following table sets forth information regarding our current directors, including the nominees for Class I directors to be elected at this meeting, as of September 29, 2009.

Name	Position with Finisar	Age	Director Since

Roger C. Ferguson	Director	66	1999
Morgan Jones	Director	40	2008
Larry D. Mitchell	Director	67	1999
Christopher Crespi	Director	46	2008
David C. Fries	Director	64	2005
Robert N. Stephens	Director	64	2005
Eitan Gertel	Chief Executive Officer and Director	47	2008
Jerry S. Rawls	Chairman of the Board	65	1989
Dominique Trempont	Director	55	2005

Nominees for Election for a Three Year Term Expiring at the 2012 Annual Meeting of Stockholders

Roger C. Ferguson has served as a member of our board of directors since August 1999. From June 1999 to December 2001, Mr. Ferguson served as Chief Executive Officer of Semio Corp., an early stage software company. Mr. Ferguson served as a principal in VenCraft, LLC, a venture capital partnership, from July 1997 to August 2002. From August 1993 to July 1997, Mr. Ferguson was Chief Executive Officer of DataTools, Inc., a database software company. From 1987 to 1993, Mr. Ferguson served as Chief Operating Officer of Network General Inc., a network analysis company. Mr. Ferguson holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Amos Tuck School at Dartmouth.

Larry D. Mitchell has served as a member of our board of directors since October 1999 and has served as Lead Director since August 2008. Mr. Mitchell was employed by the Hewlett-Packard Company for 29 years, retiring in October 1997 as a site General Manager in Roseville, California, a position he held for three years. During the 26 years prior to October 1994, Mr. Mitchell served in a variety of management positions with Hewlett-Packard. Currently, Mr. Mitchell is Director of Operations for SP Communications, a startup electronics company. Mr. Mitchell also served on the Board of Directors of Placer Sierra Bancshares, until its acquisition by Wells Fargo Bank in June 2007, and served as Chairman from August 2006 until June 2007. Mr. Mitchell holds a B.A. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Directors Continuing in Office until the 2010 Annual Meeting of Stockholders

Christopher Crespi has served as a member of our board of directors since the completion of the Optium Corporation merger in August 2008. Mr. Crespi served as a director of Optium from November 2005 through the completion of the merger. Mr. Crespi is co-founder and president of Pacific Realm, LLC, a small investment fund which invests in private growth companies and equity funds. Mr. Crespi worked as managing director of Banc of America Securities LLC from November 1999 until his retirement in January 2004. Mr. Crespi holds a B.S.E.E. from the University of California at Davis and an M.B.A. from Kellogg Graduate School of Management at Northwestern University.

David C. Fries has served as a member of our board of directors since June 2005. Dr. Fries has been employed by VantagePoint Venture Partners, a venture capital investment firm, since August 2001 where he currently serves as a Managing Director. Prior to joining VantagePoint, he was the Chief Executive Officer of Productivity Solutions, Inc., a Florida-based developer of automated checkout technologies for food and discount retailers, from 1995 to 1999. For seven years prior to that, he was a general partner of Canaan Partners, a venture capital firm. Dr. Fries served 17 years in numerous executive roles in engineering, manufacturing, senior management and finance at General Electric Company, including directing GE Venture Capital’s California operation, which later became Canaan Partners. Dr. Fries holds a B.S. in Chemistry from Florida Atlantic University and a Ph.D. in Physical Chemistry from Case Western Reserve University.

Robert N. Stephens has served as a member of our board of directors since August 2005. Mr. Stephens served as the Chief Executive Officer since April 1999 and President since October 1998 of Adaptec, Inc., a storage solutions provider, until his retirement in May 2005. Mr. Stephens joined Adaptec in November 1995 as Chief Operating Officer. Before joining Adaptec, Mr. Stephens was the founder and Chief Executive Officer of Power I/O, a company that developed serial interface solutions and silicon expertise for high-speed data networking, that was acquired by Adaptec in 1995. Prior to founding Power I/O, Mr. Stephens was President and Chief Executive Officer of Emulex Corporation, which designs, develops and supplies Fibre Channel host bus adapters. Before joining Emulex, Mr. Stephens was Senior Vice President, General Manager, and founder of the Microcomputer Products Group at Western Digital Corporation. He began his career at IBM, where he served over 15 years in a variety of management positions. Mr. Stephens holds a B.A. in Philosophy and Psychology and an M.S. in Industrial Psychology from San Jose State University.

Directors Continuing in Office until the 2011 Annual Meeting of Stockholders

Eitan Gertel has served as our Chief Executive Officer and as a director since the completion of the Optium merger in August 2008. Mr. Gertel served as Optium’s President and as a director from March 2001 and as Chief Executive Officer and Chairman of the Board of Optium from February 2004 through the completion of the merger. Mr. Gertel worked as President and General Manager of the former transmission systems division of JDS Uniphase Corporation from 1995 to 2001. JDSU is a provider of broadband test and management solutions and optical products. Mr. Gertel holds a B.S.E.E. from Drexel University.

Jerry S. Rawls has served as a member of our board of directors since March 1989 and as our Chairman of the Board since January 2006. Mr. Rawls served as our Chief Executive Officer from August 1999 until the completion of the Optium merger in August 2008. Mr. Rawls also served as our President from April 2003 until the completion of the Optium merger and previously held that title from April 1989 to September 2002. From September 1968 to February 1989, Mr. Rawls was employed by Raychem Corporation, a materials science and engineering company, where he held various management positions including Division General Manager of the Aerospace Products Division and Interconnection Systems Division. Mr. Rawls holds a B.S. in Mechanical Engineering from Texas Tech University and an M.S. in Industrial Administration from Purdue University.

Dominique Trempont has served as a member of our board of directors since August 2005. Mr. Trempont is a member of the board of directors of 3Com Corporation, a networking company, and chairs its Finance and Audit Committee. He is also a member of the board of directors of Energy Recovery, Inc., a manufacturer of efficient energy recovery devices utilized in the water desalination industry, and chairs its Audit Committee and its Nominating and Governance Committee. Mr. Trempont was CEO in residence at Battery Ventures from August 2003 until June 2004. Prior to joining Battery Ventures, Mr. Trempont was Chairman, President and Chief

Executive Officer of Kanisa, Inc., a software company focused on enterprise self-service applications, from November 1999 to November 2002. Mr. Trempont was President and Chief Executive Officer of Gemplus Corporation, a smart card company, from May 1997 to June 1999. Prior to Gemplus, Mr. Trempont served as Chief Financial Officer and head of Operations at NeXT Software. Mr. Trempont began his career at Raychem Corporation, a materials science and engineering company focused on telecommunications, electronics, automotive and other industries. Mr. Trempont received an undergraduate degree in Economics from College Saint Louis (Belgium), a B.A. in Business Administration and Computer Sciences from the University of Louvain (Belgium), with high honors, and a masters in Business Administration from INSEAD (France/Singapore).

Retiring Director

Morgan Jones has served as a member of our board of directors since the completion of the Optium merger in August 2008. Mr. Jones is a Class I director and has announced his decision not to stand for re-election at the annual meeting. Mr. Jones served as a director of Optium from November 2000 through the completion of the merger. Mr. Jones is a general partner of Battery Ventures, a venture capital firm. Mr. Jones has been with Battery Ventures since 1996. Mr. Jones holds a B.S. in Engineering Science from Harvard University and an M.S. in Electrical Engineering from Stanford University.

Independence of Directors

The board of directors has determined that, other than Jerry S. Rawls, our Chairman of the Board, and Eitan Gertel, our Chief Executive Officer, each of the current members of the board is “independent” in accordance with the applicable SEC rules and listing standards of the Nasdaq Stock Market as currently in effect.

Meetings of the Board of Directors and Committees

The board of directors held 12 meetings during the fiscal year ended April 30, 2009. The board of directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

Audit Committee.  The members of the Audit Committee during fiscal 2009 were Messrs. Ferguson, Mitchell and Trempont and, following the completion of the Optium merger in August 2008, Mr. Crespi. Each of the members of the Audit Committee is independent for purposes of the Nasdaq listing standards as they apply to audit committee members. Messrs. Ferguson and Trempont are audit committee financial experts, as defined in the rules of the SEC. The functions of the Audit Committee include overseeing the quality of our financial reports and other financial information and our compliance with legal and regulatory requirements; appointing and evaluating our independent auditors, including reviewing their independence, qualifications and performance and reviewing and approving the terms of their engagement for audit services and non-audit services; and establishing and observing complaint procedures regarding accounting, internal auditing controls and auditing matters. The Audit Committee held 13 meetings during the fiscal year ended April 30, 2009.

Compensation Committee.  The members of the Compensation Committee during fiscal 2009 were Messrs. Ferguson, Fries, Mitchell and Stephens until the completion of the Optium merger; thereafter, the Compensation Committee was composed of Messrs. Fries, Jones, Stephens and Trempont. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq listing standards. The Compensation Committee reviews and approves the compensation and benefits of our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. For additional information about the Compensation Committee, see “Executive Compensation and Related Matters — Compensation Discussion and Analysis” below. The Compensation Committee held 11 meetings during the fiscal year ended April 30, 2009.

Nominating and Governance Committee.  The members of the Nominating and Governance Committee during fiscal 2009 were Messrs. Ferguson, Fries, Mitchell and Stephens. Each of the members of the Nominating and Governance Committee is independent for purposes of the Nasdaq listing standards. The Nominating and Governance Committee considers qualified candidates for appointment and nomination for election to the board of directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the board of directors and oversees the regular evaluation of our directors and management. The Nominating and Governance Committee held ten meetings during the fiscal year ended April 30, 2009.

Director Nominations

Nominations of candidates for election as directors may be made by the board of directors or by stockholders. The Nominating and Governance Committee is responsible for, among other things, the selection and recommendation to the board of directors of nominees for election as directors.

When considering the nomination of directors for election at an annual meeting, the Nominating and Governance Committee reviews the needs of the board of directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Governance Committee. When reviewing potential nominees, including incumbents, the Nominating and Governance Committee considers the perceived needs of the board of directors, the candidate’s relevant background, experience and skills and expected contributions to the board of directors. The Nominating and Governance Committee also seeks appropriate input from the Chairman of the Board and the Chief Executive Officer in assessing the needs of the board of directors for relevant background, experience and skills of its members.

The Nominating and Governance Committee’s goal is to assemble a board of directors that brings to Finisar a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to Finisar’s global activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are or have been affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Governance Committee to perform all board and committee responsibilities that will be expected of them. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and applicable committees. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Governance Committee believes that it is preferable that a majority of the board of directors meet the definition of “independent director” set forth in Nasdaq and SEC rules. The Nominating and Governance Committee also believes it appropriate for one or more key members of the Company’s management, including the Chief Executive Officer, to serve on the board of directors.

The Nominating and Governance Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Governance Committee believes that the board of directors requires additional candidates for nomination, the Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

The Nominating and Governance Committee will also consider candidates for directors recommended by a stockholder, provided that any such recommendation is sent in writing to the board of directors, c/o Corporate Secretary, 1389 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097; Email address: corporate.secretary@finisar.com, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our bylaws have been met. Under our bylaws, written notice of such nomination, including certain information and representations specified in the bylaws, must be delivered to our principal executive offices, addressed to the Corporate Secretary, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.

Communications by Stockholders with Directors

Stockholders may communicate with the board of directors, or any individual director, by transmitting correspondence by mail, facsimile or email, addressed as follows: Board of Directors or individual director, c/o Corporate Secretary, 1389 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097; Email Address: corporate.secretary@finisar.com. The Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the board of directors or to the identified director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We will make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders. Three directors attended our last annual meeting of stockholders held on August 28, 2008.

Committee Charters and Other Corporate Governance Materials

Our board of directors has adopted a Code of Ethics, or the Code, that outlines the principles of legal and ethical business conduct under which we do business. The Code, which is applicable to all directors, employees and officers of Finisar, is available at http://investor.finisar.com/governance.cfm. Any substantive amendment or waiver of the Code may be made only by the board of directors upon a recommendation of the Audit Committee, and will be disclosed on our website. In addition, disclosure of any waiver of the Code for directors and executive officers will also be made by the filing of a Form 8-K with the SEC.

Our board of directors has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each charter is available on our website at http://investor.finisar.com/governance.cfm.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE
1999 EMPLOYEE STOCK PURCHASE PLAN AND THE
1999 INTERNATIONAL STOCK PURCHASE PLAN TO INCREASE THE SHARES RESERVED FOR
ISSUANCE THEREUNDER BY 250,000 SHARES

General

At the annual meeting, the stockholders will be asked to approve an amendment to the Finisar Corporation 1999 Employee Stock Purchase Plan (the “1999 Plan”) and the parallel International Employee Stock Purchase Plan (the “1999 International Plan” and, collectively, the “Plans”) to increase the number of shares of common stock reserved for issuance under the Plans by an aggregate of 250,000 shares, such additional shares to be used solely for issuance to participating employees on December 15, 2009, the next scheduled purchase date under the Plans.

Under the Plans, eligible employees of Finisar and any participating parent or subsidiary companies (whether now existing or subsequently established) have the opportunity to purchase shares of our common stock at periodic intervals through their accumulated periodic payroll deductions. The next scheduled purchase date under the Plans is December 15, 2009. An aggregate of 203,454 shares of common stock currently remain available for issuance under the Plans. Based on the current employee enrollment in the Plans, and assuming that shares will be purchased at a weighted average purchase price of $2.96 per share (based on the fair market value of our common stock at the beginning of the applicable offering period), a total of approximately 700,000 shares of common stock would be required for issuance on the December 15, 2009 purchase date and the shares reserved for issuance under the Plans would need to be increased by approximately 500,000 shares. Subject to stockholder approval, our board of directors has approved an increase of 250,000 in the number of shares reserved for issuance under the Plans, which would allow us to issue up to 453,454 shares of common stock on the December 15, 2009 purchase date. In limiting the increase in the shares reserved for issuance under the Plans, the board considered the important employee benefit that purchasing shares under the Plans represents, particularly in light of a 10% salary reduction affecting most of our U.S.-based employees, that has been in effect since February 2009 and is to be reversed on November 2, 2009. The board also considered the significant increase in the trading price of our common stock since the beginning of the offering period and the fact that approximately 800,000 shares had been purchased under the Plans on the June 15, 2009 purchase date.

We believe that participation in the Plans is an important benefit that allows us to retain and reward eligible employees. This is particularly important at this time when a 10% salary reduction has been in effect for most of our U.S. employees.

Our board of directors approved the amendment to the Plans on September 9, 2009, subject to stockholder approval at the annual meeting. If this proposal is approved, these additional shares will be issued to participating employees on the December 15, 2009 purchase date and the Plans will terminate following such issuance. Our board has also adopted new employee stock purchase plans to be effective December 16, 2009, subject to stockholder approval, as described in Proposal No. 3 below.

Our employees located in the United States participate in the 1999 Plan. The employees of our non-U.S. subsidiaries participate in the 1999 International Plan. The following is a summary of the principal features of the 1999 Plan, as amended. The terms of the 1999 International Plan are generally similar to the terms of the 1999 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1999 Plan and is qualified in its entirety by reference to the 1999 Plan itself which is attached to this proxy statement as Appendix A.

Administration

The 1999 Plan is administered either by our board of directors or by a committee of one or more board members appointed by the board. Any such appointed committee may have administrative authority to adopt administrative rules and procedures and to interpret the provisions of the entire 1999 Plan, or to any specified provisions delegated to it by the board. The term “plan administrator,” as used in this summary, refers to either our board of directors or such board committee, to the extent such entity is acting within the scope of its administrative authority under the 1999 Plan.

Securities Subject to the Plans

The maximum number of shares of common stock reserved for issuance under the Plans is currently limited to 2,343,750 shares. Under the terms of the Plans as previously approved by the stockholders, the shares reserved for issuance under the Plans will automatically increase by 125,000 shares on May 1, 2010. As of September 30, 2009, 2,140,296 shares of common stock had been issued under the Plans and 203,454 shares remained available for issuance. If Proposal No. 2 is approved, a total of 453,454 shares of common stock will be available for issuance under the Plans and these shares will be used solely for issuance on the December 15, 2009 purchase date; following such issuance, the Plans will terminate. If Proposal No. 2 is not approved, the 203,454 shares of common stock currently available for issuance under the Plans will be issued to participating employees on the December 15, 2009 purchase date on a pro-rata basis and, if the new employee stock purchase plans subject to Proposal No. 3 are approved at the annual meeting, the Plans will terminate following such issuance. If the new employee stock purchase plans subject to Proposal No. 3 are not approved at the annual meeting, the Plans will remain in effect until all shares of common stock reserved for issuance under the Plans (including the automatic share increase on May 1, 2010) have been issued.

The shares issuable under the 1999 Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market. The reserved shares will also be used to fund stock purchases under the 1999 International Plan, and any shares issued under the 1999 International Plan will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the 1999 Plan.

In the event that any change is made to our outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without our receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Plans, (ii) the number and class of securities by which the share reserve is to increase automatically each calendar year, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be made in such a manner to prevent the dilution or enlargement of benefits under the Plans or the outstanding purchase rights thereunder, and such adjustments will be final, binding and conclusive.

Offering Periods and Purchase Rights

Shares of our common stock are offered under the 1999 Plan through a series of offering periods. Two separate offering periods take place each year. The first offering period has a duration of approximately 12 months and in general runs from December 16 to December 15 in the succeeding year. The second offering period has a duration of approximately six months and in general runs from June 16 to December 15 each year. The 12-month offering period is comprised of two six-month purchase intervals. The first purchase interval generally runs from December 16 to June 15 in the succeeding year, and the second interval will generally run from June 16 to December 15 each year. The six-month offering period which begins on or about June 16 each year consists of a single six-month purchase interval coterminous with its six-month duration. The plan administrator may, however, establish a different duration for one or more offering periods or the purchase intervals within those periods or different beginning or ending dates for such offering periods or purchase intervals; however, no offering period may have a duration in excess of 27 months.

The current offering periods commenced on December 16, 2008 and June 16, 2009 and will end on December 15, 2009.

At the time a participant joins an offering period, he or she is granted a purchase right to acquire shares of our common stock on the last day of each purchase interval within that offering period. All payroll deductions collected from the participant for each purchase interval are automatically applied to the purchase of common stock at the end of that purchase interval, subject to certain limitations.

Eligibility and Participation

Any individual who is employed, whether in the United States or in any of our foreign locations, on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in our employ or in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the 1999 Plan) is eligible to participate in the 1999 Plan. To the extent required by local law, foreign employees who are expected to work for less than 20 hours per week or less than five months per calendar year will be allowed to participate in the 1999 International Plan. Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date.

As of September 30, 2009, approximately 680 employees, including all seven executive officers, were eligible to participate in the 1999 Plan and the 1999 International Plan.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1.0% (up to a maximum of 20%) of his or her cash earnings to be applied to the acquisition of common stock semi-annually at the end of each purchase interval. Accordingly, on each semi-annual purchase date (generally June 15 and December 15 each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The plan administrator will have the discretionary authority to change the percentage contribution rates in effect for one or more subsequent offering periods. To the extent payroll deductions are prohibited under local law, participants in the 1999 International Plan may be permitted to pay for the shares by check or through other approved methods at the end of the purchase interval.

Payroll deductions made in currency other than U.S. dollars will be converted into such dollars on the date or dates and at the exchange rate determined by the plan administrator prior to the start of the offering period in which those deductions are made.

Purchase Price

The purchase price of the common stock acquired on each semi-annual purchase date within that offering period will not be less than 85% of the lower of (i) the fair market value per share of our common stock on the start date of that offering period or (ii) the fair market value on the semi-annual purchase date.

The fair market value per share of our common stock on any particular date under the 1999 Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq Global Select Market. On September 30, 2009, the fair market value of our common stock determined on such basis was $9.68 per share.

Special Limitations

The 1999 Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•	Purchase rights granted to a participant at the beginning of a 12-month offering period may not permit the participant to purchase more than that number of whole shares of our common stock determined by dividing $25,000 by the fair market value per share of our common stock on the start date of the offering period. Purchase rights granted to a participant at the beginning of a six-month offering period may not permit the participant to purchase more than that number of whole shares of our common stock determined by dividing $12,500 by the fair market value of a share of our common stock on the start date of the offering period. The plan administrator may make appropriate adjustments to the number of shares purchasable per participant in an offering period in the event that offering period is of a longer or shorter duration than those indicated above.

Termination of Purchase Rights

A participant may withdraw from the 1999 Plan at any time, and his or her accumulated payroll deductions will be refunded as soon as practicable after the withdrawal. In such event, the individual may not rejoin the 1999 Plan until the start of a new offering period.

A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

Should we be acquired by a merger or a sale of all or substantially all of our assets or securities possessing more than 50% of the total combined voting power of our outstanding securities, then the successor entity (or its parent corporation) may assume our obligations under the 1999 Plan and the outstanding purchase rights. In the event of such assumption, each purchase right will be appropriately adjusted to preclude any dilution or enlargement of benefits thereunder, and the accumulated payroll deductions will automatically be applied to the purchase of shares of common stock (or such other securities as may then be subject to the purchase rights) on the next scheduled purchase date.

If the outstanding purchase rights are not assumed, we will accelerate the next purchase date in each of the then current offering periods to a date before the closing date on which we are to be acquired, and the accumulated payroll deductions will automatically be applied to the purchase of shares of our common stock. The purchase price will be equal to 85% (or any higher percentage in effect for those offering periods) of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which the participant is enrolled at the time of such acquisition or (ii) the fair market value per share of common stock on the date the shares are purchased.

Share Pro-ration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the 1999 Plan or the maximum number of shares purchasable in total by all participants in the 1999 Plan on any one purchase date, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

Our board of directors may amend or terminate the 1999 Plan at any time. However, no amendment may adversely affect outstanding purchase rights, except to the extent necessary to qualify the 1999 Plan as an “employee stock purchase plan” pursuant to Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or to effect any required qualification or registration of the shares offered under the 1999 Plan pursuant to applicable federal, state or foreign securities laws. In addition, the board may not, without stockholder approval, (i) increase the number of shares issuable under the 1999 Plan (except permissible adjustments in the event of changes to our capitalization) or (ii) change the entities that may be designated by the board as participating corporations.

Unless earlier terminated by our board of directors, the 1999 Plan will terminate on the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

New Plan Benefits

Our current named executive officers are not current participants in the Plans. If this proposal is approved, 453,454 shares will be purchased on the December 15, 2009 purchase date by all employees, including officers who are not named executive officers, as a group (approximately 350 persons), based on the current rate of enrollment and assuming a weighted average purchase price of $2.96 per share.

The actual number of shares to be purchased may vary depending on changes to payroll deductions and the actual purchase price. In addition, if this proposal is not approved, a significantly lower number of shares will be purchased by these individuals and groups.

Stock Purchases

The following table sets forth, as to our current named executive officers and the other groups indicated, the number of shares of our common stock purchased under the Plans from May 1, 2008 through June 16, 2009, together with the weighted average purchase price per share paid for the purchased shares.

	Number of	Weighted Average
	Purchased	Purchase Price Per
Name	Shares	Share ($)

Jerry S. Rawls	—	—
Eitan Gertel	—	—
Stephen K. Workman	—	—
Mark Colyar	—	—
Joseph A. Young	2,185	6.16
All current executive officers as a group (7 persons)	2,185	6.16
All employees, including current officers who are not executive officers, as a group (approximately 515 persons)	1,426,873	4.00

Summary of U.S. Federal Income Tax Consequences

The 1999 Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant subject to U.S. taxation, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 1999 Plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If a participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Non-U.S. Income Tax Consequences

The income taxation consequences to participants and to us (or our foreign subsidiaries) with respect to participation in the 1999 International Plan may vary by country. Generally, participants are subject to taxation at the time of purchase of the shares. The employing foreign subsidiary may in some cases be entitled to a deduction in the tax year in which a participant recognizes taxable income.

Accounting Treatment

Pursuant to the accounting principles that are applicable to employee stock purchase plans, the fair value of each purchase right granted under the 1999 Plan is charged as a direct compensation expense to our reported earnings over the offering period to which that purchase right pertains. The fair value of each such purchase right will be determined as of its grant date.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this proposal is required for approval of the amendment to the 1999 Plan and the 1999 International Plan. The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders, nor is the approval of any other proposals submitted to the stockholders a condition to the approval of this proposal. Should stockholder approval not be obtained, the proposed increase of 250,000 shares in the number of shares reserved for issuance under the Plans will not be implemented and no purchase rights will be granted on the basis of such increase, the 203,454 shares currently available for issuance under the Plans will be issued to participating employees on the December 15, 2009 purchase date on a pro rata basis, and if the new employee stock purchase plans subject to Proposal No. 3 are approved at the annual meeting, the Plans will terminate following such issuance. However, if the new employee stock purchase plans subject to Proposal No. 3 are not approved at the annual meeting, the Plans as in effect prior to the share increase which is the subject of this proposal will continue to remain in effect, and stock purchases will continue to be made pursuant to the provisions of the Plans until the Plans terminate or all shares of common stock reserved for issuance under the Plans (including the automatic share increase on May 1, 2010) have been issued.

Our board of directors believes that it is in our best interests to continue providing our employees with the opportunity to acquire an ownership interest in us through their participation in the Plans and thereby encourage them to remain in our employ and more closely align their interests with those of our stockholders.

The board of directors unanimously recommends that you vote “FOR” approval of the amendment to the 1999 Plan and 1999 International Plan.

PROPOSAL NO. 3

APPROVAL OF ADOPTION OF THE
2009 EMPLOYEE STOCK PURCHASE PLAN AND THE
2009 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

General

The stockholders are being asked to approve the adoption of a new 2009 Employee Stock Purchase Plan (the “Purchase Plan”) and a parallel 2009 International Employee Stock Purchase Plan (the “2009 International Plan” and, collectively, the “2009 Plans”). The 2009 Plans were adopted by our board of directors on September 9, 2009, subject to stockholder approval at the annual meeting.

We have previously implemented the Finisar Corporation 1999 Employee Stock Purchase Plan and 1999 International Employee Stock Purchase Plan (collectively, the “Prior Plans”). 203,454 shares of common stock remain available for issuance under the Prior Plans. As described in Proposal No. 2 above, the stockholders are being asked to approve an increase in the number of shares reserved for issuance under the Prior Plans, such additional shares to be used solely for issuance to participating employees on December 15, 2009, the next scheduled purchase date under the Prior Plans. If Proposal No. 2 and Proposal No. 3 are both approved, the Prior Plans will terminate following the December 15, 2009 purchase date. If Proposal No. 2 is approved and Proposal No. 3 is not approved, the shares reserved for issuance under the Prior Plans will be increased and the Prior Plans will remain in effect until they terminate or all shares reserved for issuance under the Prior Plans have been issued. If Proposal No. 2 is not approved and Proposal No. 3 is approved, the Prior Plans will terminate following the December 15, 2009 purchase date. If neither Proposal No. 2 nor Proposal No. 3 is approved, the Prior Plans will remain in effect until they terminate or all shares reserved for issuance under the Prior Plans have been issued. If Proposal No. 3 is approved, the 2009 Plans will become effective with the offering period commencing on December 16, 2009.

The new 2009 Plans will allow us to continue to provide an incentive to attract, retain and reward eligible employees of the Company and any participating parent or subsidiary companies (whether now existing or subsequently established) through the opportunity to purchase shares of common stock at semi-annual intervals through their accumulated periodic payroll deductions.

Our employees located in the United States will participate in the Purchase Plan. The employees of our non-U.S. subsidiaries will participate in the 2009 International Plan. The following is a summary of the principal features of the Purchase Plan. The terms of the 2009 International Plan are generally similar to the terms of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan and is qualified in its entirety by reference to the Purchase Plan itself which is attached to this proxy statement as Appendix B.

Administration

The Purchase Plan will be administered either by our board of directors or by a committee of one or more board members appointed by the board. Any such appointed committee may have administrative authority to adopt administrative rules and procedures and to interpret the provisions of the entire Purchase Plan, or to any specified provisions delegated to it by the board. The term “plan administrator,” as used in this summary, refers to either our board of directors or such board committee, to the extent such entity is acting within the scope of its administrative authority under the Purchase Plan.

Securities Subject to the Purchase Plan

The maximum number of shares of common stock reserved for issuance over the term of the Purchase Plan will initially be limited to 2,500,000 shares. On the first day of May in each subsequent calendar year, beginning with calendar year 2010 and continuing through the 2015 calendar year, the share reserve will automatically increase by 125,000 shares of our common stock. The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market. The reserved shares will also be used to fund stock purchases under the 2009 International Plan, and any shares issued under the 2009 International Plan will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the Purchase Plan.

In the event that any change is made to our outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without our receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 2009 Plans, (ii) the number and class of securities by which the share reserve is to increase automatically each calendar year, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be made in such a manner to prevent the dilution or enlargement of benefits under the 2009 Plans or the outstanding purchase rights thereunder, and such adjustments will be final, binding and conclusive.

Offering Periods and Purchase Rights

Shares of our common stock will be offered under the Purchase Plan through a series of offering periods. Two separate offering periods will take place each year. The first offering period will have a duration of approximately 12 months and in general will run from December 16 to December 15 in the succeeding year. The second offering period will have a duration of approximately six months and in general will run from June 16 to December 15 each year. The 12-month offering period will be comprised of two six-month purchase intervals. The first purchase interval will generally run from December 16 to June 15 in the succeeding year, and the second interval will generally run from June 16 to December 15 each year. The six-month offering period which begins on or about June 16 each year will consist of a single six-month purchase interval coterminous with its six-month duration. The plan administrator may, however, establish a different duration for one or more offering periods or the purchase intervals within those periods or different beginning or ending dates for such offering periods or purchase intervals; however, no offering period may have a duration in excess of 27 months.

The first offering period will commence on December 16, 2009 and end on December 15, 2010.

At the time a participant joins an offering period, he or she will be granted a purchase right to acquire shares of our common stock on the last day of each purchase interval within that offering period. All payroll deductions collected from the participant for each purchase interval will be automatically applied to the purchase of common stock at the end of that purchase interval, subject to certain limitations.

Eligibility and Participation

Any individual who is employed, whether in the United States or in any of our foreign locations, on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in our employ or in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) will be eligible to participate in the Purchase Plan. To the extent required by local law, foreign employees who are expected to work for less than 20 hours per week or less than five months per calendar year will be allowed to participate in the 2009 International Plan. Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date.

As of September 30, 2009, if the 2009 Plans had been in effect, approximately 680 employees, including all seven executive officers, would have been eligible to participate in the Purchase Plan and the 2009 International Plan.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1.0% (up to a maximum of 20%) of his or her cash earnings to be applied to the acquisition of common stock semi-annually at the end of each purchase interval. Accordingly, on each semi-annual purchase date (generally June 15 and December 15 each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The plan administrator will have the discretionary authority to change the percentage contribution rates in effect for one or more subsequent offering periods. To the extent payroll deductions are prohibited under local law, participants in the 2009 International Plan may be permitted to pay for the shares by check or through other approved methods at the end of the purchase interval.

Payroll deductions made in currency other than U.S. dollars will be converted into such dollars on the date or dates and at the exchange rate determined by the plan administrator prior to the start of the offering period in which those deductions are made.

Purchase Price

The purchase price of the common stock acquired on each semi-annual purchase date within that offering period will be not less than 85% of the lower of (i) the fair market value per share of our common stock on the start date of that offering period or (ii) the fair market value on the semi-annual purchase date.

The fair market value per share of our common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq Global Select Market. On September 30, 2009, the fair market value of our common stock determined on such basis was $9.68 per share.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•	Purchase rights granted to a participant at the beginning of a 12-month offering period may not permit the participant to purchase more than that number of whole shares of our common stock determined by dividing $25,000 by the fair market value per share of our common stock on the start date of the offering period. Purchase rights granted to a participant at the beginning of a six-month offering period may not permit the participant to purchase more than that number of whole shares of our common stock determined by dividing $12,500 by the fair market value of a share of our common stock on the start date of the offering period. The plan administrator may make appropriate adjustments to the number of shares purchasable per participant in an offering period in the event that offering period is of a longer or shorter duration than those indicated above.

•	The maximum number of shares purchasable in total by all participants on any one purchase date may not exceed that number of shares of our common stock equal to 0.5% of the total number of shares outstanding on the immediately preceding May 1 of the calendar year in which such purchase date occurs. The plan administrator may, prior to the start of any offering period, increase or decrease the limitation on the number of shares purchasable in total by all participants on each purchase date.

Termination of Purchase Rights

A participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will be refunded as soon as practicable after the withdrawal. In such event, the individual may not rejoin the Purchase Plan until the start of a new offering period.

A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

Should we be acquired by a merger or a sale of all or substantially all of our assets or securities possessing more than 50% of the total combined voting power of our outstanding securities, then the successor entity (or its parent corporation) may assume our obligations under the Purchase Plan and the outstanding purchase rights. In the event of such assumption, each purchase right will be appropriately adjusted to preclude any dilution or enlargement of benefits thereunder, and the accumulated payroll deductions will automatically be applied to the purchase of shares of common stock (or such other securities as may then be subject to the purchase rights) on the next scheduled purchase date.

If the outstanding purchase rights are not assumed, we will accelerate the next purchase date in each of the then current offering periods to a date before the closing date on which we are to be acquired, and the accumulated payroll deductions will automatically be applied to the purchase of shares of our common stock. The purchase price will be equal to 85% (or any higher percentage in effect for those offering periods) of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which the participant is enrolled at the time of such acquisition or (ii) the fair market value per share of common stock on the date the shares are purchased.

Share Pro-ration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan or the maximum number of shares purchasable in total by all participants in the Purchase Plan on any one purchase date, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

Our board of directors may amend or terminate the Purchase Plan at any time. However, no amendment may adversely affect outstanding purchase rights, except to the extent necessary to qualify the Purchase Plan as an “employee stock purchase plan” pursuant to Section 423 of the Code or to effect any required qualification or registration of the shares offered under the Purchase Plan pursuant to applicable federal, state or foreign securities laws. In addition, the board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan (except permissible adjustments in the event of changes to our capitalization) or (ii) change the entities that may be designated by the board as participating corporations.

Unless earlier terminated by our board of directors, the Purchase Plan will terminate upon the earliest to occur of (i) December 15, 2019, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control.

New Plan Benefits

No purchase rights will be granted, and no shares of our common stock will be issued under the Purchase Plan, unless the Purchase Plan is approved by the stockholders at the annual meeting.

Stock Purchases

The following table sets forth, as to our current named executive officers and the other groups indicated, the number of shares of our common stock purchased under the Prior Plans from May 1, 2008 through June 16, 2009, together with the weighted average purchase price paid per share.

		Weighted Average
	Number of	Purchase Price
Name	Purchased Shares	Per Share ($)

Jerry S. Rawls	—	—
Eitan Gertel	—	—
Stephen K. Workman	—	—
Mark Colyar	—	—
Joseph A. Young	2,185	6.16
All current executive officers as a group (7 persons)	2,185	6.16
All employees, including current officers who are not executive officers, as a group (approximately 515 persons)	1,426,873	4.00

Summary of U.S. Federal Income Tax Consequences

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant subject to U.S. taxation, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If a participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Non-U.S. Income Tax Consequences

The income taxation consequences to participants and to us (or our foreign subsidiaries) with respect to participation in the 2009 International Plan may vary by country. Generally, participants are subject to taxation at the time of purchase. The employing foreign subsidiary may in some cases be entitled to a deduction in the tax year in which a participant recognizes taxable income.

Accounting Treatment

Pursuant to the accounting principles that are applicable to employee stock purchase plans, the fair value of each purchase right granted under the Purchase Plan is charged as a direct compensation expense to our reported earnings over the offering period to which that purchase right pertains. The fair value of each such purchase right will be determined as of its grant date.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this proposal is required for approval of the adoption of the Purchase Plan and the 2009 International Plan. The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders, nor is the approval of any other proposals submitted to the stockholders a condition to the approval of this proposal. Should such stockholder approval not be obtained, then the Purchase Plan and the 2009 International Plan will not be implemented.

Our board of directors believes that it is in our best interests to continue providing our employees with the opportunity to acquire an ownership interest in us through their participation in the Purchase Plan and thereby encourage them to remain in our employ and more closely align their interests with those of our stockholders.

The board of directors unanimously recommends that you vote “FOR” approval of the adoption of the Purchase Plan and the 2009 International Plan.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our board of directors has selected Ernst & Young LLP to serve as independent auditors to audit the consolidated financial statements of Finisar for the fiscal year ending April 30, 2010. Ernst & Young LLP has acted in such capacity since its appointment in fiscal year 1999. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to us for the fiscal years ended April 30, 2009 and April 30, 2008 by our principal accounting firm, Ernst & Young LLP:

	Year Ended	Year Ended
	April 30,	April 30,
	2009	2008

Audit fees(1)	$2,650,000	$2,200,000
Audit-related fees(2)	26,000	57,000
Tax fees(3)	100,000	19,000

Total Fees	$2,776,000	$2,276,000

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and concerning financial reporting, and attest services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to employee benefit plan audits and financial due diligence.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

The Audit Committee has determined that all services performed by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services provided by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services, provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required for approval of this proposal. If the stockholders do not approve the ratification of the appointment of Ernst & Young LLP as our auditors, the Audit Committee will re-consider its selection.

The board of directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2010.

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP
BY MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of August 31, 2009 by:

•	each stockholder who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers listed in the Summary Compensation Table under “Executive Compensation and Related Matters” below; and

•	all of our executive officers and directors as a group:

	Shares of Common Stock
	Beneficially Owned(1)
Name of Beneficial Owner(1)	Number	Percentage

5% Stockholders:
T. Rowe Price Associates, Inc.(2)	5,543,944	8.61%
100 E. Pratt Street Baltimore, MD 21202
Battery Ventures(3)	5,255,348	8.16
930 Winter Street, Suite 2500 Waltham, MA 02451
Directors:
Jerry S. Rawls(4)	1,068,607	1.65
Eitan Gertel(5)	873,439	1.35
Christopher Crespi(6)	32,700	*
Roger C. Ferguson(7)	28,619	*
David C. Fries(8)	15,572	*
Morgan Jones(9)	—	*
Larry D. Mitchell(10)	35,390	*
Robert N. Stephens(11)	15,572	*
Dominique Trempont(12)	17,005	*
Named Executive Officers:
Stephen K. Workman(13)	172,398	*
David Buse(14)	12,098	*
Mark Colyar(15)	271,353	*
Joseph A. Young(16)	128,117	*
All executive officers and directors as a group (14 persons)(17)	2,658,777	4.04%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is: c/o Finisar Corporation, 1389 Moffett Park Drive, Sunnyvale, CA 94089. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days following August 31, 2009 are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Accordingly, percent ownership is based on 64,377,152 shares of common stock outstanding as of August 31, 2009 plus any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days following August 31, 2009. Except as indicated in the other footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, these persons have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them. All share information has been adjusted to reflect a one-for-eight reverse stock split that was effective on September 25, 2009.

(2)	Based on information contained in a Schedule 13G dated February 13, 2009, filed with the Securities and Exchange Commission.

(3)	Based on information contained in a Schedule 13G dated February 9, 2009, filed with the Securities and Exchange Commission. Consists of 5,045,134 shares held by Battery Ventures VI, L.P. (“BV6”) and 210,214 shares held by Battery Investment Partners VI, LLC (“BIP6”). The sole general partner of BV6 is Battery Partners VI, LLC (“BPVI LLC”). The managing members of BPVI LLC are Thomas J. Crotty, Oliver D. Curme, Richard D. Frisbie, Morgan M. Jones (one of our directors), Kenneth P. Lawler, Mark H. Sherman, R. David Tabors and Scott R. Tobin, who hold voting and dispositive power for the shares held by BV6. Each of Messrs. Crotty, Curme, Frisbie, Jones, Lawler, Sherman, Tabors and Tobin disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The managing members of BIP6 are Thomas J. Crotty and Oliver D. Curme, who hold voting and dispositive power for the shares held by BIP6. Mr. Jones is a member of BIP6. Each of Messrs. Crotty, Curme and Jones disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)	Includes 346,648 shares held by The Rawls Family, L.P. Mr. Rawls is the president of the Rawls Management Corporation, the general partner of The Rawls Family, L.P. Includes 362,433 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009.

(5)	Includes (a) 516,231 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009 and (b) 31,907 shares issuable upon exercise of a warrant that is immediately exercisable. With respect to the 516,231 shares issuable to Mr. Gertel upon exercise of stock options, 11,547 of such shares as of October 30, 2009 (60 days from August 31, 2009) would be subject to a right of repurchase by Finisar at a per share price equal to the lesser of cost or fair market value at the time of repurchase in the event that Mr. Gertel’s service relationship were terminated on October 30, 2009 without any acceleration of vesting with respect to such shares. This right of repurchase would expire periodically through March 14, 2010 on the same vesting schedule as that for the applicable stock options.

(6)	Includes 29,692 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009.

(7)	Includes 18,619 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009.

(8)	Includes 14,322 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009.

(9)	Does not include shares held by the funds described in note (3) above. Mr. Jones disclaims beneficial ownership of all shares held by the funds, except to the extent of his pecuniary interest therein.

(10)	Includes 30,078 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009.

(11)	Includes 14,322 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009.

(12)	Includes 15,755 shares issuable upon exercise of options exercisable within 60 days following August 31 2009.

(13)	Includes 109,638 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009.

(14)	Includes 9,375 shares issuable upon exercise of options. Mr. Buse resigned from the Company, effective July 15, 2009, in connection with the sale of assets of the Network Tools Division.

(15)	Includes (a) 194,235 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009 and (b) 5,675 shares issuable upon exercise of a warrant that is immediately exercisable. With respect to the 194,235 shares issuable to Mr. Colyar upon exercise of stock options, 8,955 of such shares as of

October 30, 2009 (60 days from August 31, 2009) would be subject to a right of repurchase by Finisar at a per share price equal to the lesser of cost or fair market value at the time of repurchase in the event that Mr. Colyar’s service relationship were terminated on October 30, 2009 without any acceleration of vesting with respect to such shares. This right of repurchase would expire periodically through April 14, 2010 on the same vesting schedule as that for the applicable stock options.

(16)	Includes 121,251 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009.

(17)	Includes (a) 1,435,956 shares issuable upon exercise of options exercisable within 60 days following August 31, 2009 and (b) 37,582 shares issuable upon exercise of warrants that are immediately exercisable.

EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers as of September 29, 2009.

Name	Position(s) with Finisar	Age

Jerry S. Rawls	Chairman of the Board	65
Eitan Gertel	Chief Executive Officer and Director	47
Mark Colyar	Senior Vice President, Operations and Engineering	46
Todd Swanson	Senior Vice President, Sales and Marketing	38
Stephen K. Workman	Senior Vice President, Finance and Chief Financial Officer	58
Joseph A. Young	Senior Vice President, Operations and Engineering	52
Christopher E. Brown	Vice President, General Counsel and Secretary	42

Information concerning Messrs. Rawls and Gertel is set forth under Proposal No. 1 “Election of Directors” above.

Mark Colyar has served as our Senior Vice President, Operations and Engineering since the completion of the Optium merger in August 2008. Mr. Colyar served as Optium’s Senior Vice President of Engineering from April 2001 through the completion of the merger and also served as General Manager of Optium’s U.S. operations from February 2004 through the completion of the merger. Mr. Colyar served in various positions at JDSU’s former TSD division from November 1995 to April 2001, including Director of Sales and Marketing, Vice President of Engineering and Vice President of Operations. Mr. Colyar holds a B.S.E.E. from Drexel University.

Todd Swanson has served as our Senior Vice President, Sales and Marketing since August 2008. Mr. Swanson joined us in 2002 and served as Product Line Manager and Director of Marketing for our Optics Division prior to his appointment as Senior Vice President. Mr. Swanson served as Director of Marketing (on a part-time basis while he was studying for his M.B.A.) for Aegis Semiconductor, a manufacturer of optical semiconductor devices, from December 2000 through June 2001. From July 1995 to August 1999, Mr. Swanson was employed by Hewlett-Packard Company as project leader and project manager in the Automotive Lighting Group of the Optoelectronics Division. Mr. Swanson holds a B.S. in Mechanical Engineering from the University of Wisconsin and an M.B.A. from the Massachusetts Institute of Technology.

Stephen K. Workman has served as our Senior Vice President, Finance and Chief Financial Officer since September 2002 and as our Vice President, Finance and Chief Financial Officer from March 1999 to September 2002. Mr. Workman also served as our Secretary from August 1999 until August 2008. From November 1989 to March 1999, Mr. Workman served as Chief Financial Officer at Ortel Corporation. Mr. Workman holds a B.S. in Engineering Science and an M.S. in Industrial Administration from Purdue University.

Joseph A. Young has served as our Senior Vice President, Operations and Engineering since the completion of the Optium merger in August 2008. Mr. Young served as our Senior Vice President and General Manager, Optics Division from June 2005 to August 2008. Mr. Young joined us in October 2004 as our Senior Vice President, Operations. Prior to joining the Company, Mr. Young served as Director of Enterprise Products, Optical Platform Division of Intel Corporation from May 2001 to October 2004. Mr. Young served as Vice President of Operations of LightLogic, Inc. from September 2000 to May 2001, when it was acquired by Intel, and as Vice President of Operations of Lexar Media, Inc. from December 1999 to September 2000. Mr. Young was employed from March 1983 to December 1999 by Tyco/Raychem, where he served in various positions, including his last position as Director of Worldwide Operations for the OEM Electronics Division of Raychem Corporation. Mr. Young holds a B.S. in Industrial Engineering from Rensselaer Polytechnic Institute, an M.S. in Operations Research from the University of New Haven and an M.B.A. from the Wharton School at the University of Pennsylvania.

Christopher E. Brown has served as our Vice President, General Counsel and Secretary since the completion of the Optium merger in August 2008. Mr. Brown served as Optium’s General Counsel and Vice President of Corporate Development from August 2006 through the completion of the merger. Prior to that, Mr. Brown was a partner at the law firm of Goodwin Procter LLP from January 2005 to August 2006, and a partner at the law firm of McDermott, Will & Emery from January 2003 to January 2005. Mr. Brown holds a B.A. in Economics and a B.A. in Political Science from the University of Massachusetts at Amherst and a J.D. from Boston College Law School.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview

The following discussion explains our compensation philosophy, objectives and procedures and describes the forms of compensation awarded to our Chairman of the Board, our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly-compensated executives (determined as of April 30, 2009), including our former Senior Vice President and General Manager, Network Tools Division, whose employment with us terminated effective July 15, 2009 upon the sale of assets of our former Network Tools Division. We refer to these individuals as our “named executive officers.” This discussion focuses on the information contained in the tables and related footnotes and narrative included below, primarily for our 2009 fiscal year, but also contains information regarding compensation actions taken before and after fiscal 2009 to the extent that information enhances the understanding of our executive compensation disclosure.

Philosophy, Objectives and Procedures

Our fundamental compensation philosophy is to align the compensation of our senior management with our annual and long-term business objectives and performance and to offer compensation that will enable us to attract, retain, and appropriately reward executive officers whose contributions are necessary for our long-term success. We seek to reward our executive officers’ contributions to achieving revenue growth, increasing operating profits and controlling costs. We operate in a very competitive environment for executive talent, and we believe that our compensation packages must be competitive when compared to our peers and must also be perceived as fair, when considered both externally and internally.

The Compensation Committee of our board of directors oversees the design and administration of our executive compensation program. The principal elements of the program are base salary, annual cash bonuses and equity-based incentives which, to date, have been in the form of stock options and restricted stock units, or RSUs. In general, the Compensation Committee’s policy is that the base salary component of our executive officer compensation package should approximate the median compensation paid by our peer companies while incentive compensation, in the form of annual cash bonuses and equity awards, should provide an opportunity for our executive officers to earn total compensation exceeding the median based on their individual performance and Finisar’s operating results exceeding targeted objectives.

Generally, the Compensation Committee reviews the compensation of our executive officers in the early part of each fiscal year and takes action at that time to award cash bonuses for the preceding fiscal year, to set base salaries and target bonuses for the current year and to consider long-term incentives in the form of stock-based awards. In setting our executive officers’ total compensation, the Compensation Committee considers individual and company performance, as well as compensation surveys, including the Radford Executive Survey, and other market information regarding compensation paid by comparable companies, including industry peers Avanex Corporation, Bookham, Inc., Oplink Communications, Inc. and Opnext, Inc.

In its annual review of compensation for our executive officers, the Compensation Committee considers compensation data and analyses assembled and prepared by our Human Resources staff. In reviewing the performance of our Chairman of the Board and our Chief Executive Officer, the Committee solicits input from the other non-employee members of the board of directors. For the other executive officers, the Chairman and the Chief Executive Officer provide the Compensation Committee with a review of each individual’s performance and contributions over the past year and make recommendations regarding their compensation, that the Compensation Committee considers.

In some years, the Compensation Committee retains compensation consultants to assist it in its review of executive officer compensation. The Compensation Committee engaged J. Richard & Co., a compensation consulting company, in connection with its annual review of executive officer compensation at the beginning of fiscal 2009.

Forms of Compensation

In order to align executive compensation with our compensation philosophy, our executive officer compensation package contains three primary elements: base salary, annual cash bonuses and equity-based incentives. In addition, we provide to our executive officers a variety of benefits that are available generally to other salaried employees. The basic elements of our executive compensation package are generally the same among all of our named executive officers.

Base Salaries

Base salaries for our executive officers are initially set based on negotiation with the individual executive officer at the time of his or her recruitment and with reference to salaries for comparable positions in the fiber optics industry for individuals of similar education and background to those of the executive officer being recruited. We also give consideration to the individual’s experience, reputation in his or her industry and expected contributions to Finisar. Salaries are reviewed annually by the Compensation Committee and adjustments are made based on (i) salary recommendations of our Chairman of the Board and our Chief Executive Officer, (ii) the Compensation Committee’s assessment of the individual performance of the executive officers during the previous fiscal year, (iii) Finisar’s financial results for the previous fiscal year and (iv) changes in competitive pay levels, based on compensation data and analyses assembled and prepared by our Human Relations staff and, in years when a compensation consultant is engaged to assist the Compensation Committee, reports by such consultant.

The Compensation Committee engaged J. Richard & Co., a compensation consulting firm, to assist in its review of executive compensation for fiscal 2009 and to prepare a report regarding compensation data for comparable companies, including our industry peers. The first phase of the Compensation Committee’s review of executive compensation was completed in July 2008, in conjunction with our annual company-wide compensation review. At that time, the Compensation Committee awarded bonuses to our executive officers in recognition of their contributions during fiscal 2008. However, in light of the then pending combination with Optium Corporation, at that time the Compensation Committee determined to conduct a broader review of executive compensation policy after the completion of the Optium merger, taking into account Optium’s historical compensation practices, changes in management responsibilities, the increased size of the combined company and other factors.

In December 2008, the Compensation Committee established base salaries for fiscal 2009. Our Chairman received a 4.5% increase in his annual base salary, our Chief Executive Officer received a 9.9% increase in his annual base salary, and our other named executive officers received increases in base salary which ranged between 4.4% and 4.6%, all effective as of July 15, 2008.

In February 2009, in light of deteriorating global market conditions and their effect on our then current and prospective operating results and financial condition, the Compensation Committee determined to temporarily reduce the base salaries of our Chairman, Chief Executive Officer and all other executive officers by 10%. This determination was not based on individual performance, but was made as part of a broad-based 10% reduction in base salary that affected all of our U.S.-based employees (provided that no base salary was reduced below $50,000). On September 9, 2009, the Compensation Committee approved the reversal of the 10% reduction in executive officer salaries, effective on November 2, 2009, concurrently with the reversal of the broad-based salary reduction affecting other employees.

Cash Bonuses

Under our compensation policy, a substantial component of each executive officer’s potential annual compensation takes the form of a performance-based cash bonus. The amounts of cash bonuses paid to our executive officers, other than the Chairman and the Chief Executive Officer, are determined by the Compensation Committee, in consultation with the Chairman and Chief Executive Officer, based on Finisar’s financial performance and the achievement of the officer’s individual performance objectives. The amounts of cash bonuses paid to the Chairman and the Chief Executive Officer are determined by the Compensation Committee, without participation by the Chairman or the Chief Executive Officer, based on the same factors.

In December 2008, the Compensation Committee established the following target bonuses for the named executive officers for fiscal 2009:

Fiscal 2009
Name	Target Bonus

Jerry S. Rawls	$444,000
Eitan Gertel	$444,000
Stephen K. Workman	$272,000
David Buse	$303,000
Mark Colyar	$282,150
Joseph H. Young	$355,000

The Compensation Committee also established the methodology for the calculation of individual bonuses. Under this methodology, the bonus for each executive officer, other than the Chairman and the Chief Executive Officer, was to be based 70% on the achievement of goals to improve Finisar’s cash balance as of the end of fiscal 2009 and 30% on the achievement of individual performance goals established by the Chairman and the Chief Executive Officer. The bonuses for the Chairman and the Chief Executive Officer were to be based 70% on the achievement of goals to improve Finisar’s cash balance as of the end of fiscal 2009 and 30% on such other considerations as the Compensation Committee, in its discretion, shall determine. The Compensation Committee subsequently determined that the portion of the fiscal 2009 target bonuses related to the improvement in the Company’s cash position would be based on the year-to-year improvement in the Company’s annual cash flow, with any percentage improvement multiplied by 0.70 and the resulting fraction multiplied by the amount of the target bonus. These target bonuses were equal to 100% of each executive officer’s base salary for fiscal 2009 and represented increases of between 4.4% and 4.6% over the target bonuses for these executive officers in fiscal 2008 and increases of between 344% and 658% over the bonuses they were actually awarded for their services in fiscal 2008. The Compensation Committee determined that the increased target bonuses and revised methodology were appropriate to better align our executive compensation package with those of our peer companies and our financial priorities for fiscal 2009.

We did not achieve the improvement in annual cash flows in fiscal 2009 upon which a portion of the cash bonuses payable under the formula were to be based. We also did not achieve our other financial goals for fiscal 2009 or the individual performance goals established for the executive officers other than the Chairman and the Chief Executive Officer. For that reason, and consistent with its decision to implement the reductions in base salaries described above, the Compensation Committee determined that no cash bonuses with respect to fiscal 2009 would be paid to any of our executive officers.

On September 9, 2009, the Compensation Committee adopted an executive officer bonus plan for the fiscal year ending April 30, 2010 (the “FY10 Plan”). Under the FY10 Plan, like the previous plan, each executive officer will be eligible to receive a target cash bonus of up to 100% of the executive officer’s annual base salary. The amount, if any, of an executive officer’s annual bonus under the FY10 Plan will be based 70% on the percentage increase of Finisar’s operating cash flow in fiscal 2010 over the previous fiscal year and 30% on a discretionary determination by the Compensation Committee of the applicable executive officer’s performance and achievement of individual goals for the fiscal year. In addition, notwithstanding the achievement of increased operating cash flow and/or individual performance goals, no executive officer will be entitled to a bonus under the FY10 Plan unless cash bonuses are granted generally to non-executive officer employees with respect to the fiscal year ending April 30, 2010.

Equity-based Incentives

Longer term incentives are provided through equity-based awards granted under Finisar’s 2005 Stock Incentive Plan, which reward executives and other employees through the growth in value of our stock. To date, these awards have been in the form of stock options and RSUs. The Compensation Committee believes that employee equity ownership is highly motivating, provides an important incentive for employees to build stockholder value and provides each executive officer with a significant incentive to manage Finisar from the perspective of an owner with an equity stake in the company.

All stock option awards to our employees, including executive officers, are granted at fair market value on the date of grant, and will provide value to the executive officers only when the price of our common stock increases over the exercise price. We have established a policy whereby stock options and other equity awards to our employees, including executive officers, are generally granted by the Compensation Committee at regular quarterly meetings with an effective date that is the later of the third trading day following the public announcement of Finisar’s financial results for the preceding quarter or the date of the meeting at which the grant is approved.

The vesting of stock options and RSUs held by our named executive officers is subject to acceleration pursuant to the terms of the Finisar Executive Retention and Severance Plan described below and, with respect to Eitan Gertel, our Chief Executive Officer, and Mark Colyar, our Senior Vice President, Operations and Engineering, pursuant to their employment agreements with us as described below.

The size of the option and RSU awards granted to each executive officer in fiscal 2009 was set by the Compensation Committee at a level that was intended to create a meaningful opportunity for stock ownership based upon the individual’s current position, the individual’s personal performance in recent periods, the individual’s potential for future responsibility and promotion over the option term, comparison of award levels in prior years and comparison of award levels earned by executives at our peer companies and similarly-sized companies in our broader industry group. The Compensation Committee also took into account the number of unvested options and RSUs held by the executive officer in order to maintain an appropriate level of retention value for that individual. The relative weight given to each of these factors varied from individual to individual. In fiscal 2009, our executive officers received three separate equity-based awards: (1) a regular annual long-term equity incentive award granted in September and December 2008 based on the factors described above, with the relative weight given to each of these factors varying from individual to individual, (ii) a special stock option award granted in December 2008 in light of concerns of the Compensation Committee with respect to the diminished incentive value of outstanding stock options held by our employees, including our executive officers, with exercise prices higher than the current market value based on the relative holdings of such stock options, and (iii) a special RSU award granted in February 2009 intended to partially compensate for the 10% salary reduction applicable to a substantial majority of our U.S.-based employees, including our executive officers.

During fiscal 2009, equity-based incentives accounted for approximately 56.6% of the total compensation of our Chairman, approximately 71.7% of the total compensation of our Chief Executive Officer and an average of approximately 44.0% of the total compensation of our other named executive officers.

In connection with its pending review of executive officer compensation, the Compensation Committee will consider the grant of additional equity incentive awards.

Other Benefits and Perquisites

Our named executive officers and other executives are generally eligible to receive the same general health and welfare benefits offered to all employees in the geographic area in which they are based, including participation in our defined contribution 401(k) plan and company paid premiums for a life insurance policy in an amount equal to the employee’s base salary (capped at $150,000). We currently provide no other perquisites to our named executive officers or other executive officers.

During fiscal 2009, personal benefits and perquisites accounted for less than 1.6% of the total compensation of our Chairman, our Chief Executive Officer and our other named executive officers.

Executive Retention and Severance Plan

Our executive officers and certain other key executives designated by the Compensation Committee are eligible to participate in the Finisar Executive Retention and Severance Plan adopted by the Compensation Committee in February 2003. The Compensation Committee determined to provide change in control arrangements in order to mitigate some of the risk that exists for executives working in an environment where there is a meaningful possibility that Finisar could be acquired or the subject of another transaction that would result in a change in its control. Finisar’s change in control and severance arrangements are intended to attract and retain qualified executives who may have attractive alternatives absent these arrangements. The change in control arrangements are also intended to mitigate potential disincentives to the consideration and execution of an acquisition or similar transaction, particularly where the services of these executive officers may not be required by the acquirer. We believe that our change in control benefits are comparable to the provisions and benefit levels of other companies in our industry which disclose similar plans in their public filings.

Participants in this plan who are executive officers are entitled to receive cash severance payments equal to two years base salary and health and medical benefits for two years in the event their employment is terminated in connection with a change in control of Finisar. In addition, in the event of a change in control, vesting of stock options held by participants in the plan will be accelerated by one year, if the options are assumed by the acquiring company. If the options are not assumed by the acquirer, or if the participant’s employment is terminated in connection with the change in control, vesting of the options will be accelerated in full. Upon any other termination of employment, participants are entitled only to accrued salary and any other vested benefits through the date of termination.

Our executive officers who were former officers of Optium are parties to employment agreements and equity incentive agreements that they entered into with Optium and that were assumed by Finisar in connection with the Optium merger. See “Potential Payments Upon Termination or Change of Control” below. Benefits to these officers under the Executive Retention and Severance Plan will be reduced by the amount of comparable benefits to which they are entitled under such agreements.

Accounting for Executive Compensation

We account for equity compensation paid to our employees under the rules of Statement of Financial Accounting Standards No. 123R, which requires us to measure and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Tax Considerations

The Compensation Committee intends to consider the impact of Section 162(m) of the Code in determining the mix of elements of future executive compensation. This section limits the deductibility of non-performance based compensation paid to each of Finisar’s named executive officers to $1 million annually. The stock options granted to our executive officers are intended to be treated as performance-based compensation, which is exempt from the limitation on deductibility under current federal tax law. The Compensation Committee reserves the right to provide for compensation to executive officers that may not be fully deductible.

Report of the Compensation Committee

We have reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such reviews and discussions, we recommended to the board of directors that the Compensation Discussion and Analysis be included in Finisar’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009.

COMPENSATION COMMITTEE

David C. Fries (Chair)
Morgan Jones
Robert N. Stephens
Dominique Trempont

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee during fiscal 2009 was composed of Roger C. Ferguson, David C. Fries, Larry D. Mitchell and Robert N. Stephens until the completion of the Optium merger in August 2008; thereafter, the Compensation Committee was composed of David C. Fries, Morgan Jones, Robert N. Stephens and Dominique Trempont. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Summary Compensation Information

The following table presents certain summary information concerning compensation paid or accrued by us for services rendered in all capacities during the fiscal year ended April 30, 2009 for (i) our Chairman of the Board, our Chief Executive Officer and our Chief Financial Officer and (ii) our three other most highly compensated executives (determined as of April 30, 2009) (collectively, the “named executive officers”):

Summary Compensation Table

			Non-Equity
			Incentive Plan		All Other
Name and Principal Position	Year	Salary	Compensation	Equity Awards(1)	Compensation(2)	Total

Jerry S. Rawls(3)	2009	$438,881	$—	$576,118	$3,733	$1,018,732
Chairman of the Board	2008	418,269	100,000	467,989	5,606	991,864
	2007	400,000	125,000	451,297	6,534	982,831
Eitan Gertel(4)	2009	293,516	—	764,011	7,955	1,065,482
Chief Executive Officer
Stephen K. Workman	2009	263,892	—	107,496	6,207	377,595
Senior Vice President,	2008	257,310	40,000	102,930	7,287	407,527
Finance and Chief	2007	250,000	50,000	123,792	6,531	430,323
Financial Officer
David Buse(5)	2009	294,040	—	187,527	5,922	487,489
Senior Vice President and	2008	287,308	40,000	179,986	6,854	514,148
General Manager,	2007	280,000	50,000	204,143	6,912	541,055
Network Tools Division
Mark Colyar(6)	2009	185,062	—	323,829	7,733	516,624
Senior Vice President, Operations and Engineering
Joseph A. Young	2009	344,548	—	300,727	5,663	650,938
Senior Vice President,	2008	335,961	75,000	233,703	6,906	651,570
Operations and	2007	325,000	100,000	204,530	7,379	636,909
Engineering

(1)	Includes stock option and RSU awards. Represents the dollar amount of cumulative stock and option awards recognized for financial statement reporting purposes with respect to the fiscal years ended April 30, 2009, April 30, 2008 and April 30, 2007, in accordance with FAS 123R. The assumptions we used with respect to the valuation of option grants are set forth in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2009.

(2)	Includes the matching contribution that we made under Finisar’s 401(k) plan and premiums of $1,215 per officer that we paid for a life insurance policy for each officer.

(3)	Mr. Rawls also served as our President and Chief Executive officer until the completion of the Optium merger in August 2008.

(4)	Mr. Gertel became our Chief Executive Officer upon the completion of the Optium merger in August 2008.

(5)	Mr. Buse resigned from the Company, effective July 15, 2009, in connection with the sale of assets of our Network Tools Division.

(6)	Mr. Colyar became our Senior Vice President, Operations and Engineering upon the completion of the Optium merger in August 2008.

Grant of Plan-Based Awards

The following table sets forth certain information with respect to options and RSUs granted during or for the year ended April 30, 2009 to each of our named executive officers:

Grant of Plan-Based Awards Table

								All Other	All Other
								Stock	Option	Exercise	Grant
								Awards:	Awards:	or Base	Date Fair
		Estimated Future Payments			Estimated Future Payments			Number of	Number of	Price of	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Option	Stock and
	Grant	Plan Awards(1)			Plan Awards			Stock or	Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/shr)	Awards

Jerry S. Rawls	—	—	$444,000	$444,000	—	—	—	—	—	—	—
	12/12/08							—	159,108	$3.36	$349,658
	03/10/09							6,725	—	—	18,292
Eitan Gertel	—	—	444,000	444,000	—	—	—	—	—	—	—
	12/12/08							—	111,375	3.36	247,760
	03/10/09							6,725	—	—	18,292
Stephen K. Workman	—	—	272,000	272,000	—	—	—	—	—	—	—
	12/12/08							—	56,364	3.36	123,868
	03/10/09							4,125	—	—	11,220
David Buse	—	—	303,000	303,000	—	—	—	—	—	—	—
	12/12/08							—	66,745	3.36	146,681
	03/10/09							4,587	—	—	12,478
Mark Colyar	—	—	282,150	282,150	—	—	—	—	—	—	—
	12/12/08							—	56,459	3.36	124,075
	03/10/09							4,275	—	—	11,628
Joseph A. Young	—	—	355,000	355,000	—	—	—	—	—	—	—
	12/12/08							—	72,496	3.36	159,318
	03/10/09							5,375	—	—	14,620

(1)	Represents the dollar value of the applicable range (threshold, target and maximum amounts) of potential cash bonuses payable to each named executive officer for fiscal 2009. No cash bonus payments were paid to any named executive officer for fiscal 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our named executive officers as of the end of our fiscal year on April 30, 2009:

Outstanding Equity Awards at Fiscal Year-End Table

						Stock Awards
								Equity Incentive
								Plan Awards:
						Equity Incentive		Market Value
						Plan Awards:		or Payout
						Number of		Value of
	Option Awards					Unearned Shares,		Unearned Shares,
	Number of Securities	Number of Securities				Units or		Units or
	Underlying	Underlying				Other Rights		Other Rights
	Options (#)	Options (#)		Exercise Price	Expiration	That Have		That Have
Name	Exercisable	Unexercisable		per Share	Date	Not Vested		Not Vested

Jerry S. Rawls	125,000	—		$13.84	6/7/2012	—		—
	25,000	—		$15.60	8/27/2013	—		—
	40,000	10,000	(1)	$15.36	6/2/2014	—		—
	37,500	25,000	(2)	$9.76	6/8/2015	—		—
	20,000	30,000	(3)	$37.04	6/6/2016	—		—
	10,000	40,000	(4)	$21.68	9/7/2017	—		—
	37,760	121,348	(5)	$3.36	12/12/2018	—		—
						6,725	(6)	$35,508
Eitan Gertel	205,308	—	(7)	$0.64	4/30/2013	—		—
	81,536	—	(7)	$1.36	6/22/2015	—		—
	77,468	20,375	(8)	$6.88	2/13/2016	—		—
	25,141	7,473	(9)	$7.36	3/13/2016	—		—
	46,266	42,568	(10)	$26.64	2/28/2017	—		—
	22,843	88,532	(5)	$3.36	12/12/2018	—		—
						6,725	(6)	$35,508
						15,165	(11)	$80,075
Stephen K. Workman	12,500	—		$14.40	6/19/2013	—		—
	8,125	—		$14.40	6/19/2013	—		—
	25,000	—		$14.40	6/19/2013	—		—
	9,375	—		$15.60	8/27/2013	—		—
	20,000	5,000	(1)	$15.36	6/2/2014	—		—
	3,750	5,625	(3)	$37.04	6/6/2016	—		—
	1,875	7,500	(4)	$21.68	9/7/2017	—		—
	10,286	46,078	(5)	$3.36	12/12/2018	—		—
						4,125	(6)	$21,780
David Buse	50,000	—		$22.40	12/18/2013	—		—
	20,000	5,000	(1)	$15.36	6/2/2014	—		—
	15,000	10,000	(2)	$9.76	6/8/2015			—
	5,000	7,500	(3)	$37.04	6/6/2016	—		—
	1,875	7,500	(4)	$21.68	9/7/2017	—		—
	12,695	54,050	(5)	$3.36	12/12/2018	—		—
						4,587	(6)	$24,222
Mark Colyar	44,029	—	(7)	$0.64	4/30/2013	—		—
	13,046	—	(7)	$1.04	2/28/2014	—		—
	29,353	—	(7)	$1.20	4/4/2015	—		—
	53,816	17,923	(12)	$11.84	4/13/2016	—		—
	12,844	11,811	(13)	$26.64	2/28/2017	—		—
	10,042	46,417	(5)	$3.36	12/12/2018	—		—
						4,275	(6)	$22,572
						6,849	(11)	$36,163
Joseph A. Young	40,000	10,000	(14)	$11.76	10/29/2014	—		—
	15,000	10,000	(2)	$9.76	6/8/2015	—		—
	10,000	10,000	(3)	$37.04	6/6/2016	—		—
	271	407	(15)	$25.68	3/8/2017	—		—
	5,000	20,000	(4)	$21.68	9/7/2017	—		—
	13,091	59,404	(5)	$3.36	12/12/2018	—		—
						5,375	(6)	$28,380

(1)	The option was granted on June 2, 2004. The option became exercisable as to 20% of the shares on June 2, 2005, vested annually thereafter with respect to an additional 20% of the shares and was fully vested on June 2, 2009.

(2)	The option was granted on June 8, 2005. The option became exercisable as to 20% of the shares on June 8, 2006 and vests annually thereafter with respect to an additional 20% of the shares, to be fully vested on June 8, 2010, assuming continued employment with Finisar.

(3)	The option was granted on June 2, 2006. The option become exercisable as to 20% of the shares on June 2, 2007 and vests annually thereafter with respect to an additional 20% of the shares, to be fully vested on June 2, 2011, assuming continued employment with Finisar.

(4)	The option was granted on September 7, 2007. The option became exercisable as to 20% of the shares on September 7, 2008 and vests annually thereafter with respect to an additional 20% of the shares, to be fully vested on September 7, 2012, assuming continued employment with Finisar.

(5)	The option was granted on December 12, 2008. The option became exercisable as to 25% of the shares on August 12, 2009 and vests with respect to an additional 6.25% of the shares on each of the next 12 quarterly anniversaries thereafter, to be fully vested on August 12, 2012, assuming continued employment with Finisar.

(6)	The RSU was granted on March 10, 2009 and vests in one installment on March 1, 2010, assuming continued employment with Finisar.

(7)	The option was granted by Optium and was assumed by us upon the closing of the Optium merger.

(8)	The option was granted by Optium and was assumed by us upon the closing of the Optium merger. The option became exercisable as to 4.166% of the shares on February 14, 2006 and vests in equal monthly installments thereafter, to be fully vested on December 1, 2009, assuming continued employment with Finisar. The terms of this stock option award also provide for the acceleration of vesting of 100% of the remaining unvested portion following termination of employment without Cause or for Constructive Discharge (each term as defined in the Optium option plan) within one year of an Acquisition.

(9)	The option was granted by Optium and was assumed by us upon the closing of the Optium merger. The option became exercisable as to 6.25% of the shares on March 13, 2006 and vests in equal monthly installments thereafter, to be fully vested on December 1, 2009, assuming continued employment with Finisar. The terms of these stock option awards also provide for the acceleration of vesting of 100% of the remaining unvested portion following termination of employment without Cause or for Constructive Discharge (each term as defined in the Optium option plan) within one year of an Acquisition.

(10)	The option was granted by Optium and was assumed by us upon the closing of the Optium merger. The option became exercisable as to 25% of the shares on March 1, 2008 and vests monthly thereafter, to be fully vested on March 1, 2011, assuming continued employment with Finisar. The terms of this stock option award also provide for the acceleration of vesting of (a) 25% of the shares subject to the original grant (or 100% of the remaining unvested portion if less) following termination without Cause or Constructive Termination (each term as defined in the optionee’s employment agreement) prior to an Acquisition and (b) 100% of the remaining unvested portion following termination of employment without Cause or for Constructive Termination (each term as defined in the optionee’s employment agreement) within one year of an Acquisition.

(11)	The RSU was granted by Optium and was assumed by us upon the closing of the Optium merger. The RSU vests as to 20% of the shares at the end of each calendar quarter beginning on October 1, 2008, to be fully vested on December 31, 2010, assuming continued employment with Finisar.

(12)	The option was granted by Optium and was assumed by us upon the closing of the Optium merger. The option became exercisable as to 25% of the shares on April 1, 2007 and vests monthly thereafter, to be fully vested on April 1, 2010, assuming continued employment with Finisar. The terms of this stock option award also provide for the acceleration of vesting of 25% of the shares subject to the original grant (or 100% of the remaining unvested portion if less) following termination of employment without Cause or for Constructive Termination (each term as defined in the Optium option plan or any superseding employment agreement) within one year of an Acquisition.

(13)	The option was granted by Optium and was assumed by us upon the closing of the Optium merger. The option became exercisable as to 25% of the shares on March 1, 2008 and vests monthly thereafter, to be fully vested on March 1, 2011, assuming continued employment with Finisar. The terms of this stock option award also provide for the acceleration of vesting of 25% of the shares subject to the original grant (or 100% of the remaining unvested portion if less) following termination of employment without Cause or Constructive

Termination (each term as defined in the Optium option plan or any superseding employment agreement) within one year of an Acquisition.

(14)	The option was granted on October 29, 2004. The option became exercisable as to 20% of the shares on October 29, 2005 and vests annually thereafter, to be fully vested on October 29, 2009, assuming continued employment with Finisar.

(15)	The option was granted on March 8, 2007. The option became exercisable as to 20% of the shares on March 8, 2008 and vests annually thereafter, to be fully vested on March 8, 2012, assuming continued employment with Finisar.

Option Exercises and Stock Vested

There were no exercises of options to purchase our common stock in the fiscal year ended April 30, 2009 by our named executive officers. The following table summarizes the number of RSUs held by such persons that vested during the fiscal year ended April 30, 2009.

Option Exercises and Stock Vested

	Number of Shares	Value
Name	Acquired on Vesting (#)	Realized on Vesting

Jerry S. Rawls	—	—
Eitan Gertel	40,125	$161,568
Stephen K. Workman	—	—
David Buse	—	—
Mark Colyar	11,995	57,284
Joseph A. Young	—	—

Potential Payments Upon Termination or Change in Control

Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

We have employment agreements, as well as equity incentive agreements, with Eitan Gertel and Mark Colyar that provide for cash payments and/or acceleration of vesting following certain termination events. Except as described below in this section and under “Executive Retention and Severance Plan,” no named executive officer is entitled to any cash payments and/or acceleration of vesting following a change in control of Finisar unless a termination event also occurs.

The tables below set forth the cash payments and the intrinsic value (that is, the value based upon our stock price on April 30, 2009, minus any exercise price) of any equity incentives subject to acceleration of vesting that Messrs. Gertel and Colyar would be entitled to receive in the event that such executive officer (i) had been terminated by us without cause on April 30, 2009, (ii) had resigned following a demotion, reduction in base salary or involuntary relocation, referred to as a resignation for good reason, on April 30, 2009, (iii) had been terminated by us without cause on April 30, 2009, (iv) had resigned for good reason on April 30, 2009 or (v) had been terminated as the result of death or disability. The value of the acceleration of vesting of equity incentives as of April 30, 2009 utilizes a per share value of our common stock of $5.28, the closing price of our common stock on the Nasdaq Global Select Market on April 30, 2009. In each case, the amounts set forth in the tables below are subject to any deferrals required under Section 409A of the Code, and do not include any life insurance proceeds in the event of death or disability benefits in the event of disability.

Eitan Gertel.  Mr. Gertel, our Chief Executive Officer, executed an employment agreement with Optium on April 14, 2006, which was assumed by us at the time of the Optium merger and was amended and restated effective December 31, 2008. The initial term of the agreement was three years, provided that the term of the agreement is automatically extended for an additional term of one year on the third anniversary and each subsequent anniversary of the commencement date unless either party gives not less than 90 days notice prior to the expiration of the term that it does not wish to extend the agreement. The agreement entitles Mr. Gertel to a base salary of $444,000, subject to adjustment as provided in the agreement, and other incentive compensation as determined by the board of directors. In the event that Mr. Gertel is terminated without cause or if we give notice that we do not intend to extend the employment agreement, we will be obligated to pay him one year severance, which in all cases includes base salary, bonus as calculated in the agreement and accrued paid time off, and two years severance if such termination had occurred within one year following the Optium merger (or prior to August 29, 2009). In addition, if he resigns for good reason, we will be obligated to pay him one year severance (two years if such termination had occurred prior to August 29, 2009). Certain of Mr. Gertel’s equity incentive agreements provide for the acceleration of vesting of all or a portion of the unvested equity incentives upon any of the termination events described above. Mr. Gertel’s employment agreement also entitles him to receive a payment equal to any excise taxes (with a full gross-up) he would have incurred under Section 4999 of the Code as a result of any payments made to him in connection with a termination without cause or resignation for good reason prior to August 29, 2009.

					Involuntary		Voluntary
					Termination		Termination for
	Involuntary		Voluntary		without Cause		Good Reason			Termination
	Termination		Termination for		Prior to August 29,		Prior to August 29,		Termination	upon
Payments and Benefits	without Cause		Good Reason		2009		2009		upon Death	Disability

Cash severance	$628,643		$628,643		$1,213,008		$1,213,008		$—	$—

Health care benefits	18,528		18,528		18,528		18,528		18,528	18,528

Acceleration of equity incentives	0	(1)	0	(1)	0	(1)	0	(1)	—	—

Excise tax gross-up	—		—		538,602		538,602		—	—

Total	$647,171		$647,171		$1,770,138		$1,770,138		$18,528	$18,528

(1)	The exercise prices of the accelerated options were greater than the closing sales price of Finisar’s common stock on April 30, 2009, which was $5.28 per share.

Mark Colyar.  Mr. Colyar, our Senior Vice President, Operations and Engineering, executed an employment agreement with Optium on April 14, 2006, which was assumed by us at the time of the Optium merger and was amended and restated effective December 31, 2008. The initial term of the agreement was two years, provided that the term of the agreement is automatically extended for an additional term of one year on the second anniversary and each subsequent anniversary of the commencement date unless either party gives not less than 90 days notice prior to the expiration of the term that it does not wish to extend the agreement. The agreement entitles Mr. Colyar to a base salary of $281,500, subject to adjustment as provided in the agreement, and other incentive compensation as determined by the board of directors. In the event that Mr. Colyar is terminated without cause or if we give notice that we do not intend to extend the employment agreement, we will be obligated to pay him one year severance, which in all cases includes base salary, bonus as calculated in the agreement and accrued paid time off. If Mr. Colyar had resigned for good reason within 12 months following the Optium merger, we also would have been obligated to pay him one year severance. Certain of Mr. Colyar’s equity incentive agreements provide for the acceleration of vesting of all or a portion of the unvested equity incentives upon any of the termination events described above.

				Involuntary		Voluntary
				Termination		Termination for
	Involuntary		Voluntary	without Cause		Good Reason			Termination
	Termination		Termination for	Prior to August 29,		Prior to August 29,		Termination	upon
Payments and Benefits	without Cause		Good Reason	2009		2009		upon Death	Disability

Cash severance	$289,399		$—	$274,439		$274,439		$—	$—

Health care benefits	18,528		—	18,528		18,528		18,528	18,528

Acceleration of equity incentives	0	(1)	—	0	(1)	0	(1)	—	—

Total	$307,927		$—	$292,967		$292,967		$18,528	$18,528

(1)	The exercise prices of the accelerated options were greater than the closing sales prices of Finisar’s common stock on April 30, 2009, which was $5.28 per share.

Executive Retention and Severance Plan

Our executive officers, including our named executive officers Jerry S. Rawls, Eitan Gertel, Stephen K. Workman, Mark Colyar and Joseph A. Young, are eligible to participate in the Finisar Executive Retention and Severance Plan. This plan provides that in the event of a qualifying termination each of the participating executives will be entitled to receive (i) a lump sum payment equal to two years’ base salary (excluding bonus) and (ii) medical, dental and insurance coverage for two years, or reimbursement of premiums for COBRA continuation coverage during such period. A qualifying termination is defined as an involuntary termination other than for cause or a voluntary termination for good reason upon or within 18 months following a change in control, as such terms are defined in the executive severance plan. In addition, the plan provides that the vesting of stock options and RSUs held by eligible officers will be accelerated as follows: (i) one year of accelerated vesting upon a change of control, if the options or RSUs are assumed by a successor corporation, (ii) 100% accelerated vesting if the options or RSUs are not assumed by a successor corporation, and (iii) 100% accelerated vesting upon a qualifying termination. In the event the employment of any of our named executive officers were to be terminated without cause or for good reason, within 18 months following a change in control of Finisar, each as of April 30, 2009, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Name	Cash Severance

Jerry S. Rawls	$37,407 per month for 24 months
Eitan Gertel	$38,544 per month for 24 months
Stephen K. Workman	$23,902 per month for 24 months
Mark Colyar	$25,056 per month for 24 months
Joseph A. Young	$30,818 per month for 24 months

Benefits to Messrs. Gertel and Colyar under the Executive Retention and Severance Plan will be reduced by the amount of comparable benefits to which they are entitled under the employment agreements described above.

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive other than for good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

In the event the employment of any of Finisar’s named executive officers were to be terminated without cause or for good reason within 18 months following a change in control of Finisar, each as of April 30, 2009, the following individuals would be entitled to accelerated vesting of their outstanding stock options and RSUs described in the table below:

Name	Value of Equity Awards(1)

Jerry S. Rawls	Accelerated vesting of 226,348 options with a value of $232,989 and 6,725 RSUs with a value of $35,508.
Eitan Gertel	Accelerated vesting of 158,949 options with a value of $169,982 and 21,890 RSUs with a value of $115,583.
Stephen K. Workman	Accelerated vesting of 64,203 options with a value of $88,470 and 4,125 RSUs with a value of $21,780.
Mark Colyar	Accelerated vesting of 76,164 options with a value of $89,121 and 11,124 RSUs with a value of $58,735.
Joseph A. Young	Accelerated vesting of 114,812 options with a value of $114,057 and 5,375 RSUs with a value of $28,380.

(1)	Potential incremental gains are net values based on the aggregate difference between the respective exercise prices and the closing sale price of Finisar’s common stock on April 30, 2009, which was $5.28 per share.

Director Compensation

Non-employee directors (other than Morgan Jones) receive an annual retainer of $30,000 and $2,000 for attendance in person ($1,000 for attendance by telephone) at each meeting of the board of directors or its standing committees (with regular quarterly meetings of the board of directors and committee meetings held on the day of such regular board meetings considered to be a single meeting). The Lead Director receives an additional amount of $20,000 per year for serving in that capacity. In addition, members of the standing committees of the board receive annual retainers, payable quarterly, in the following amounts:

		Other
Committee	Chair	Members

Audit	$20,000	$10,000
Compensation	$15,000	$7,500
Nominating and Governance	$12,500	$6,000

We also reimburse directors for their reasonable expenses incurred in attending meetings of the board of directors and its committees.

In February 2009, in connection with the broad-based 10% reduction in base salaries of our employees described above, all cash compensation payable to non-employee directors was temporarily reduced by 10% from the amounts described above. On September 9, 2009, the board of directors determined to reverse the 10% reduction in non-employee director compensation, effective on November 2, 2009, concurrently with the reversal of the broad-based 10% salary reductions affecting most of our U.S.-based employees.

In addition, all new, non-employee directors are granted an option to purchase 8,750 shares of our common stock upon their initial election to the board and an option to purchase 3,750 shares of our common stock on an annual basis. The grant of the annual options to non-employee directors is generally made at the first meeting of the board of directors in each fiscal year. The initial options vest over a period of three years from the date of grant, and the annual options vest on the first anniversary of the date of grant. As with all options, the per-share exercise price of each such option will equal the fair market value of a share of common stock on the date of grant.

Effective May 1, 2008, our board approved an additional annual grant of 1,250 shares of restricted stock which will vest one year from the date of grant. The board also approved a policy under which non-employee directors may elect to convert some or all of the annual retainers for their board and committee service (but not their per meeting fees) into RSUs at the rate of $1.20 of stock value for each $1.00 of the retainer converted. The election must be made before the date of the second regular meeting of the board during the fiscal year (the date when the first installment of the retainer is otherwise paid). The stock will be valued, for purposes of the conversion, at the grant date for options granted at that meeting, and the RSUs will vest one year thereafter.

In December 2008, as part of a broad-based company-wide grant, each non-employee director (other than Morgan Jones) received a special stock option award intended to partially address concerns with respect to the diminished incentive value of stock options held by such director with exercise prices higher than the current market value based on the relative holdings of such stock options.

The following table presents the compensation paid to our non-employee directors during or for the fiscal year ended April 30, 2009:

Director Compensation Table

	Fees Earned or	Stock	Option	All Other	Total
Name	Paid in Cash	Awards(1)	Awards(1)(2)	Compensation	Compensation

Christopher Crespi	$27,267	$—	$2,246	$—	$29,513
Roger C. Ferguson	129,350	13,983	41,702	—	185,035
David C. Fries	69,925	13,983	41,668	—	125,576
Morgan Jones	—	—	—	—	—
Larry D. Mitchell	121,195	13,983	42,632	—	177,810
Robert N. Stephens	67,899	13,983	41,955	—	123,837
Dominique Trempont	91,475	13,983	42,072	—	147,530

(1)	Represents the dollar amount of cumulative stock and option awards recognized for financial statement reporting purposes with respect to the fiscal year ended April 30, 2009, in accordance with FAS 123R. The assumptions we used with respect to the valuation of option grants are set forth in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2009.

(2)	The following table sets forth certain information with respect to the options granted during or for the fiscal year ended April 30, 2009 to each non-employee member of our board of directors:

		Number of	Exercise	Grant Date
		Shares of	Price of	Fair Value
		Common Stock	Option Awards	of Option
Name	Grant Date	Underlying Options	($/Share)	Awards

Christopher Crespi	12/12/2008	8,679	$3.36	$19,113
Roger C. Ferguson	6/17/2008	3,750	12.88	29,793
	6/17/2008	2,500	28.96	14,316
	9/11/2008	2,500	10.08	15,610
	12/12/2008	5,416	3.36	11,904
David C. Fries	6/17/2008	3,750	12.88	29,793
	6/17/2008	2,500	28.96	14,316
	12/12/2008	4,166	3.36	9,157
Morgan Jones	—	—	—	—
Larry D. Mitchell	6/17/2008	3,750	12.88	29,793
	6/17/2008	2,500	28.96	14,319
	9/11/2008	1,250	10.08	7,805
	12/12/2008	8,750	3.36	19,229
Robert N. Stephens	6/17/2008	3,750	12.88	29,793
	6/17/2008	2,500	28.96	14,316
	12/12/2008	4,166	3.36	9,157
Dominique Trempont	6/17/2008	3,750	12.88	29,793
	6/17/2008	2,500	28.96	14,316
	9/11/2008	1,250	10.08	7,805
	12/12/2008	4,583	3.36	10,072

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below and the compensation arrangements and other arrangements described under “Executive Compensation and Related Matters” above, in our fiscal year ended April 30, 2009 there were no, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Frank H. Levinson, our former Chairman of the Board and Chief Technical Officer and a member of our board of directors until August 29, 2008, is a member of the board of directors of Fabrinet, Inc., a privately held contract manufacturer. In June 2000, we entered into a volume supply agreement, at rates which we believe to be market, with Fabrinet under which Fabrinet serves as a contract manufacturer for Finisar. In addition, Fabrinet purchases certain products from Finisar. We recorded purchases of $28.5 million from Fabrinet and Fabrinet purchased products from us totaling to $16.2 million during the four months ended August 29, 2008, the date on which Dr. Levinson resigned as a member of our board of directors. During the fiscal years ended April 30, 2008 and 2007, we recorded purchases from Fabrinet of approximately $70.2 million and $77.2 million, respectively, and Fabrinet purchased products from us totaling approximately $33.6 million and $42.8 million, respectively. At August 29, 2008 and at April 30, 2008, we owed Fabrinet approximately $7.1 million and $7.0 million, respectively, and Fabrinet owed us $6.0 million and $5.7 million, respectively.

Guy Gertel, the brother of Eitan Gertel, our Chief Executive Officer, provided sales and marketing services to Optium through GHG Technologies, a company he owns. Subsequent to the Optium merger, GHG Technologies has continued to provide such services to Finisar. For services rendered from the closing of the Optium merger on August 29, 2008 (when Eitan Gertel became our Chief Executive Officer) through April 30, 2009, we paid GHG Technologies $113,010 in cash compensation. In addition, the Company granted to Guy Gertel, for no additional consideration, 26,950 shares of restricted stock with a fair market value of $9,163, which vests with respect to one-tenth (1/10) of the total shares on the first day of each month beginning June 1, 2009 and ending March 1, 2010, subject to Mr. Gertel’s continuing to provide services to Finisar. We believe that the cash payments to GHG Technologies were fair and reasonable and were comparable to that which would have been paid to an unaffiliated party in an arms’ length transaction. The restricted stock award was consistent with the type and size of grants made to our other sales professionals.

The Audit Committee is responsible for reviewing and approving any transactions between the Company and any related parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders during the fiscal year ended April 30, 2009 were satisfied, with the exception of a Form 3 report and three Form 4 reports for Todd Swanson, two Form 4 reports for each of Christopher E. Brown, Dave Buse, Mark Colyar, Roger C. Ferguson, Eitan Gertel, Larry D. Mitchell, Jerry S. Rawls, Dominique Trempont, Stephen K. Workman and Joseph A. Young, and one Form 4 report for each of David C. Fries and Robert N. Stephens, each reporting one transaction, that were filed late.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain five compensation plans that provide for the issuance of our common stock to officers, directors, other employees or consultants. These consist of the 1989 Stock Option Plan, the 2005 Stock Incentive

Plan, the 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan, which have been approved by our stockholders, and the 2001 Nonstatutory Stock Option Plan, or the 2001 Plan, which has not been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of April 30, 2009:

Number of Shares
Remaining
	Number of Shares	Weighted-	Available for
	to be Issued upon	Average	Future Issuance
	Exercise of	Exercise Price	Under Equity
	Outstanding	of Outstanding	Compensation
	Options,	Options,	Plans (Excluding
	Warrants and	Warrants and	Shares Reflected
	Rights	Rights	in Column(a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders	7,832,518	$15.19	4,050,918 (1)
Equity compensation plan not approved by stockholders(2)(3)	181,562	$27.76	365,657

(1)	Consists of shares available for future issuance under the plans. In accordance with the terms of the 1999 Employee Stock Purchase Plan, the number of shares available for issuance under the 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan will increase by 125,000 shares on May 1 of each calendar year until and including May 1, 2010. In accordance with the terms of the 2005 Stock Incentive Plan, the number of shares of our common stock available for issuance under the 2005 Stock Incentive Plan will increase on May 1 of each calendar year until and including May 1, 2015 by an amount equal to five percent of the number of shares of our common stock outstanding as of the preceding April 30.

(2)	Excludes options assumed by us in connection with acquisitions of other companies. As of April 30, 2009, 1,667,228 shares of our common stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $10.80 per share. No additional options may be granted under these assumed equity rights.

(3)	A total of 731,250 shares of our common stock have been reserved for issuance under the 2001 Plan. As of April 30, 2009, a total of 184,031 shares of common stock had been issued upon the exercise of options granted under the 2001 Plan.

Material Features of the 2001 Nonstatutory Stock Option Plan

As of April 30, 2009, 365,657 shares of our common stock were reserved for issuance under the 2001 Plan. The 2001 Plan was adopted by our board on February 16, 2001 and provides for the granting of nonstatutory stock options to employees and consultants with an exercise price per share not less than 85% of the fair market value of our common stock on the date of grant. However, no person is eligible to be granted an option under the 2001 Plan whose eligibility would require approval of the 2001 Plan by our stockholders. Options granted under the 2001 Plan generally have a ten-year term and vest at the rate of 20% of the shares on the first anniversary of the date of grant and 20% of the shares each additional year thereafter until fully vested. Some of the options that have been granted under the 2001 Plan are subject to full acceleration of vesting in the event of a change in control of Finisar.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the board of directors, is an “independent director” as defined under the listing standards for the Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on Finisar’s website at http://investor.finisar.com/governance.cfm.

The primary purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing and reporting to the board of directors on the integrity of the financial reports and other financial information provided by Finisar to any governmental body or to the public, and on Finisar’s compliance with legal and regulatory requirements. Consistent with these functions, the Audit Committee encourages continuous improvement of, and fosters adherence to, Finisar’s financial policies, procedures and practices at all levels.

The Audit Committee is responsible for retaining Finisar’s independent public accountants, evaluating their independence, qualifications and performance and approving in advance the engagement of the independent public accounting firm for all audit and non-audit services. Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with applicable laws and regulations. Finisar’s independent public accountants are responsible for auditing the financial statements. The Audit Committee meets with such independent public accountants and management to review the scope and the results of the annual audit, Finisar’s audited financial statements and other related matters as set forth in the charter. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and the Audit Committee’s role does not include providing to stockholders, or others, special assurances regarding such matters.

The Audit Committee has reviewed and discussed Finisar’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, Finisar’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which include, among other items, matters related to the conduct of the audit of Finisar’s financial statements. In addition, the Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss the overall scope of Ernst & Young LLP’s audit, the result of their examinations, their evaluations of Finisar’s internal controls and the overall quality of Finisar’s financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Finisar that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which relates to the auditors’ independence from Finisar and its related entities, discussed with the auditors any relationship that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Finisar’s board of directors that Finisar’s audited financial statements be included in Finisar’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009.

AUDIT COMMITTEE

Roger C. Ferguson (Chair)
Christopher Crespi
Larry D. Mitchell
Dominique Trempont

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of Finisar under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Finisar specifically incorporates such information by reference.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2010 annual meeting, the proposal (in addition to compliance with applicable SEC rules) must be received at our principal executive offices, addressed to the Secretary, not later than June 10, 2010. We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our

Secretary. To be timely, a stockholder proposal must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our bylaws, addressed to the Secretary at our principal executive offices, not later than the above date. All stockholder proposals should be marked for the attention of the Secretary of Finisar Corporation at 1389 Moffett Park Drive, Sunnyvale, California 94089.

OTHER MATTERS

At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the annual meeting of stockholders of Finisar other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Christopher E. Brown
Secretary

October 8, 2009

APPENDIX A

FINISAR CORPORATION
1999 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED EFFECTIVE MARCH 2, 2005

1.  Establishment, Purpose and Term of Plan.

1.1  Establishment.  The Finisar Corporation 1999 Employee Stock Purchase Plan (the “Plan”) became effective on the effective date of the initial registration by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Effective Date”) and is hereby amended and restated in its entirety on March 2, 2005.

1.2  Purpose.  The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3  Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

2.  Definitions and Construction.

2.1  Definitions.  Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) “Company” means Finisar Corporation, a Delaware corporation, or any successor corporation thereto.

(e) “Compensation” means, with respect to any Offering Period, base wages or salary, overtime pay, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and any of such compensation deferred under any program or plan established by a Participating Company, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash directly to the Participant or deferred by the Participant during the Offering Period. However, notwithstanding the foregoing, Compensation shall not include sign-on bonuses, profit sharing, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, expense reimbursements, the cost of employee benefits paid by a Participating Company, tuition reimbursements, imputed income arising under any benefit program, contributions made by a Participating Company under any employee benefit plan, income directly or indirectly received pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

(f) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(g) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(h) “Fair Market Value” means, as of any date:

(i) If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

(ii) If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

(i) “Offering” means an offering of Stock as provided in Section 6.

(j) “Offering Date” means, for any Offering, the first day of the Offering Period.

(k) “Offering Period” means a period established in accordance with Section 6.1.

(l) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(m) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(n) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(o) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(p) “Purchase Date” means, for any Purchase Period, the last day of such period.

(q) “Purchase Period” means a period established in accordance with Section 6.2.

(r) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(s) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(t) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(u) “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

(v) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(w) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2  Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.  Administration.

3.1  Administration by the Board.  The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2  Authority of Officers.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3  Policies and Procedures Established by the Company.  The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

3.4  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.  Shares Subject to Plan.

4.1  Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be thirteen million seven hundred fifty thousand (13,750,000)1, cumulatively increased on May 1 of each year commencing on May 1, 2005 and ending May 1, 2010 by one million (1,000,000) shares2 (the “Annual Increase”), and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2  Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the Annual Increase and each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.  Eligibility.

5.1  Employees Eligible to Participate.  Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except any Employee who is either: (a) customarily employed by the Participating Company Group for twenty (20) hours or less per week or (b) customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2  Exclusion of Certain Stockholders.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such

1 Comprised of (i) the initial reserve of 750,000 shares, (ii) the annual increases of 750,000 shares on May 1 of each year commencing 2001 through 2004 and (iii) the 10,000,000-share increase approved by the Board in March 2005 subject to approval by the stockholders at the 2005 Annual Meeting.
2 The annual increase of 1 million shares per year is subject to stockholder approval at the 2005 Annual Meeting.

corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.  Offerings.

6.1  Offering Periods.  Except as otherwise set forth below, the Plan shall be implemented by two series of Offerings. One series shall be of sequential Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine (an “Annual Offering Period”). The second series shall be of Offerings of approximately six (6) months duration or such other duration as the Board shall determine (a “Half-Year Offering Period”). Prior to December 2004, Annual Offering Periods shall commence on or about December 1 of each year and end on or about the first November 30 occurring thereafter, and Half-Year Offering Periods shall commence on or about June 1 of each year and end on or about the first November 30 occurring thereafter. However, an initial Offering (the “Initial Offering Period”) shall commence on the Effective Date and end on or about November 30, 2000. Commencing in December 2004, Annual Offering Periods shall commence on or about December 16 of each year and end on or about the first December 15 occurring thereafter, and Half-Year Offering Periods shall commence on or about June 16 of each year and end on or about the first December 15 occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.2  Purchase Periods.  Each Annual Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board determines. Prior to December 2004, (a) a Purchase Period commencing on or about December 1 shall end on or about the next May 31, and a Purchase Period commencing on or about June 1 shall end on or about the next November 30; and (b) each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. However, the Initial Offering Period shall consist of two (2) consecutive Purchase Periods ending on or about May 31, 2000 and November 30, 2000, respectively. Commencing in December 2004, (a) a Purchase Period commencing on or about December 16 shall end on or about the next June 15, and a Purchase Period commencing on or about June 16 shall end on or about the next December 15; and (b) each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. Notwithstanding the foregoing, the Board may establish a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.  Participation in the Plan.

7.1  Initial Participation.  An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2  Continued Participation.  A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has

not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.  Right to Purchase Shares.

8.1  Grant of Purchase Right.  Except as set forth below, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right determined as follows:

(a) Annual Offering Period.  Each Purchase Right granted on the Offering Date of an Annual Offering Period shall consist of an option to purchase that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on the Offering Date.

(b) Half-Year Offering Period.  Each Purchase Right granted on the Offering Date of a Half-Year Offering Period shall consist of an option to purchase that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on the Offering Date.

8.2  Pro Rata Adjustment of Purchase Right.  If the Board establishes an Offering Period of any duration other than twelve months or six months, then the number of shares of Stock subject to each Purchase Right granted on the Offering Date of such Offering Period shall be determined as provided in Section 8.1, except that the applicable dollar amount shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar.

8.3  Calendar Year Purchase Limitation.  Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

9.  Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price on each Purchase Date during that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.  Accumulation of Purchase Price through Payroll Deduction.

Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1  Amount of Payroll Deductions.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the

Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions) or more than twenty percent (20%); provided, however, that in no event may a Participant’s payroll deductions on any payday for the purchase of shares under the Plan and all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code exceed twenty percent (20%) of the Participant’s Compensation on such payday. The Board may change the foregoing limits on payroll deductions effective as of any Offering Date.

10.2  Commencement of Payroll Deductions.  Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3  Election to Change or Stop Payroll Deductions.  During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The “Change Notice Date” shall be the day immediately prior to the beginning of the first pay period for which such election is to be effective, unless a different date is established by the Company and announced to the Participants.

10.4  Administrative Suspension of Payroll Deductions.  The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period, provided that the individual is a Participant in such Offering Period or (b) the next Purchase Period the Purchase Date of which falls in the following calendar year, unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.

10.5  Participant Accounts.  Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

10.6  No Interest Paid.  Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

10.7  Voluntary Withdrawal from Plan Account.  A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the Company’s receipt of the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

11.  Purchase of Shares.

11.1  Exercise of Purchase Right.  On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2  Pro Rata Allocation of Shares.  If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3  Delivery of Certificates.  As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4  Return of Cash Balance.  Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

11.5  Tax Withholding.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6  Expiration of Purchase Right.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7  Provision of Reports and Stockholder Information to Participants.  Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.  Withdrawal from Offering or Plan.

12.1  Voluntary Withdrawal.  A Participant may withdraw from the Plan or any Offering by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan or an Offering after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan or an Offering is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of

Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2  Return of Payroll Deductions.  Upon a Participant’s voluntary withdrawal from the Plan or an Offering pursuant to Section 12.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.  Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.  Change in Control.

14.1  Definitions.

(a)  An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)  A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2  Effect of Change in Control on Purchase Rights.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.  Nontransferability of Purchase Rights.

Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.  Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.  Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.  Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19.  Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.  Designation of Beneficiary.

20.1  Designation Procedure.  A Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

20.2  Absence of Beneficiary Designation.  If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative.

21.  Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Amendment or Termination of the Plan.

The Board may at any time amend or terminate the Plan, except that (a) no such amendment or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, any purchase right granted on or after March 2, 2005 may be amended or terminated immediately upon Board action, should the financial accounting rules applicable to the Plan as of March 2, 2005 be subsequently revised so as to require the Company to recognize compensation cost in connection with the shares of Stock offered for purchase under the such right. Any amendment to the Plan that would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Finisar Corporation 1999 Employee Stock Purchase Plan, as amended and restated through March 2, 2005, subject to the approval of the stockholders at the 2004 Annual Meeting.

Secretary

AMENDMENT
TO
1999 EMPLOYEE STOCK PURCHASE PLAN

The Finisar Corporation 1999 Employee Stock Purchase Plan as amended and restated effective March 5, 2005 (the “Plan”) is hereby amended, effective September 9, 2009, as follows:

1.  There is hereby added after the first sentence of Section 4.1 of the Plan the following new sentence:

In addition, subject to stockholder approval at the 2009 Annual Meeting, an additional 250,000 shares of Stock shall be available for issuance under Purchase Rights to be exercised on the December 15, 2009 Purchase Date.

2.  Except as modified by this Plan Amendment, all the terms and provisions of the Plan as in effect immediately prior to such amendment shall continue in full force and effect.

IN WITNESS WHEREOF, Finisar Corporation has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer on the date indicated below.

FINISAR CORPORATION

By:

Title:

Dated:             , 2009

APPENDIX B

FINISAR CORPORATION
2009 EMPLOYEE STOCK PURCHASE PLAN

1.  Establishment and Purpose of Plan.

1.1  Establishment.  The Finisar Corporation 2009 Employee Stock Purchase Plan (the “Plan”) was adopted by the Board on September 9, 2009 and shall become effective upon approval by the stockholders of the Company at the 2009 Annual Meeting.

1.2  Purpose.  The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

2.  Definitions and Construction.

2.1  Definitions.  Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) “Company” means Finisar Corporation, a Delaware corporation, or any successor corporation thereto.

(e) “Compensation” means, with respect to any Offering Period, base wages or salary, overtime pay, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and any of such compensation deferred under any program or plan established by a Participating Company, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash directly to the Participant or deferred by the Participant during the Offering Period. However, notwithstanding the foregoing, Compensation shall not include sign-on bonuses, profit sharing, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, expense reimbursements, the cost of employee benefits paid by a Participating Company, tuition reimbursements, imputed income arising under any benefit program, contributions made by a Participating Company under any employee benefit plan, income directly or indirectly received pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

(f) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(g) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating

Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. All such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(h) “Fair Market Value” means, as of any date:

(i) If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

(ii) If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

(i) “International Plan” means the Finisar Corporation 2009 International Employee Stock Purchase Plan.

(j) “Offering” means an offering of Stock as provided in Section 6.

(k) “Offering Date” means, for any Offering, the first day of the Offering Period.

(l) “Offering Period” means a period established in accordance with Section 6.1.

(m) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(n) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(o) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(p) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(q) “Purchase Date” means, for any Purchase Period, the last day of such period.

(r) “Purchase Period” means a period established in accordance with Section 6.2.

(s) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(t) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering

Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(u) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(v) “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

(w) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(x) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2  Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.  Administration.

3.1  Administration by the Board.  The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2  Authority of Officers.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3  Policies and Procedures Established by the Company.  The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

3.4  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof

(provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.  Shares Subject to Plan.

4.1  Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan and the International Plan shall be twenty million (20,000,000), cumulatively increased on May 1 of each year commencing on May 1, 2010 and ending May 1, 2015 by one million (1,000,000) shares (the “Annual Increase”), and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. Any shares issued under the Plan shall reduce on a share-for-share basis the number of shares of Stock available for subsequent issuance under the International Plan. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2  Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares available for issuance in the aggregate under the Plan and the International Plan, the Annual Increase and each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be made in such a manner to prevent the dilution or enlargement of benefits under the Plan and the outstanding Purchase Rights thereunder, and such adjustments shall be final, binding and conclusive.

5.  Eligibility.

5.1  Employees Eligible to Participate.  Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except any Employee who is either: (a) customarily employed by the Participating Company Group for twenty (20) hours or less per week or (b) customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2  Exclusion of Certain Stockholders.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.  Offerings.

6.1  Offering Periods.  Except as otherwise set forth below, the Plan shall be implemented by two series of Offerings. One series shall be of sequential Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine (an “Annual Offering Period”). The second series shall be of Offerings of approximately six (6) months duration or such other duration as the Board shall determine (a “Half-Year Offering Period”). Annual Offering Periods shall commence on or about December 16 of each year and end on or about the first December 15 occurring thereafter. The first Annual Offering Period shall commence on December 16, 2009 and end on December 15, 2010. Half-Year Offering Periods shall commence on or about June 16 of each year and end on or about the first December 15 occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.2  Purchase Periods.  Each Annual Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board determines. A Purchase Period commencing on or about December 16 shall end on or about the next June 15, and a Purchase Period commencing on or about June 16 shall end on or about the next December 15. Each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. Notwithstanding the foregoing, the Board may establish a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.  Participation in the Plan.

7.1  Initial Participation.  An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2  Continued Participation.  A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 13.1 or (b) terminated employment as provided in Section 14. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.  Right to Purchase Shares.

8.1  Grant of Purchase Right.  Except as set forth below, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right determined as follows:

(a) Annual Offering Period.  Each Purchase Right granted on the Offering Date of an Annual Offering Period shall consist of an option to purchase that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on the Offering Date.

(b) Half-Year Offering Period.  Each Purchase Right granted on the Offering Date of a Half-Year Offering Period shall consist of an option to purchase that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on the Offering Date.

8.2  Pro Rata Adjustment of Purchase Right.  If the Board establishes an Offering Period of any duration other than twelve months or six months, then the number of shares of Stock subject to each Purchase Right granted on the Offering Date of such Offering Period shall be determined as provided in Section 8.1, except that the applicable dollar amount shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar.

8.3  Calendar Year Purchase Limitation.  Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

8.4  Maximum Number of Shares Purchasable by All Participants.  Notwithstanding any provision of the Plan to the contrary, the maximum number of shares purchasable in total by all Participants in this Plan and the International Plan on any one Purchase Date shall not exceed one-half of one percent (0.5%) of that number of shares of Stock outstanding on the immediately preceding May 1 of the calendar year in which such Purchase Date occurs. However, the Board shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitation to be in effect for the number of shares purchasable in total by all Participants on each Purchase Date during that Offering Period.

9.  Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price on each Purchase Date during that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.  Accumulation of Purchase Price through Payroll Deduction.

Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1  Amount of Payroll Deductions.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions) or more than twenty percent (20%); provided, however, that in no event may a Participant’s payroll deductions on any payday for the purchase of shares under the Plan and all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code exceed twenty percent (20%) of the Participant’s Compensation on such payday. The Board may change the foregoing limits on payroll deductions effective as of any Offering Date.

10.2  Commencement of Payroll Deductions.  Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3  Election to Change or Stop Payroll Deductions.  During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 13.1. The “Change Notice Date” shall be the day immediately prior to the beginning of the first pay period for which such election is to be effective, unless a different date is established by the Company and announced to the Participants.

10.4  Administrative Suspension of Payroll Deductions.  The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period, provided that the individual is a Participant in such Offering Period or (b) the next Purchase Period the Purchase Date of which falls in the following calendar year, unless the Participant has either withdrawn from the Plan as provided in Section 13.1 or has ceased to be an Eligible Employee.

10.5  Participant Accounts.  Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

10.6  No Interest Paid.  Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

10.7  Voluntary Withdrawal from Plan Account.  A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 13.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the Company’s receipt of the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

11.  Purchase of Shares.

11.1  Exercise of Purchase Right.  On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2  Pro Rata Allocation of Shares.  If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the maximum number of shares purchasable in total by all Participants in the Plan and the International Plan on any one Purchase Date as provided in Section 8.4, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3  Delivery of Certificates.  As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4  Return of Cash Balance.  Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

11.5  Tax Withholding.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6  Expiration of Purchase Right.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7  Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.  ESPP Brokerage Account.

12.1  The Company may require that the shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Brokerage Account. The following policies and procedures shall be in place for any shares deposited into the Participant’s ESPP Broker Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition under the federal tax laws. Accordingly, the shares must be held in the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the start date of the Offering Period in which the shares were purchased and (ii) the end of the one (1)-year measured from the actual Purchase Date of those shares.

12.2  The deposited shares shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the required holding period for those shares is satisfied. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

12.3  The foregoing procedures shall not in any way limit when the Participant may sell his or her shares.  Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

12.4  To the extent the Board requires that shares be deposited in the ESPP Brokerage Account, the foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues to be an Employee.

13.  Withdrawal from Offering or Plan.

13.1  Voluntary Withdrawal.  A Participant may withdraw from the Plan or any Offering by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan or an Offering after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan or an Offering is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

13.2  Return of Payroll Deductions.  Upon a Participant’s voluntary withdrawal from the Plan or an Offering pursuant to Section 13.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

14.  Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 21, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 14. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

15.  Change in Control.

15.1  Definitions.

(a) An “Ownership Change Event”  shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control”  shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

15.2  Effect of Change in Control on Purchase Rights.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

16.  Nontransferability of Purchase Rights.

Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 21 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 13.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

17.  Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

18.  Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

19.  Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

20.  Notification of Disposition of Shares.

To the extent the Company does not require that shares be deposited into an ESPP Brokerage Account pursuant to Section 12, the Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

21.  Designation of Beneficiary.

21.1  Designation Procedure.  A Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

21.2  Absence of Beneficiary Designation.  If a Participant dies without an effective designation pursuant to Section 21.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative.

22.  Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23.  Amendment or Termination of the Plan.

23.1 The Board may at any time amend or terminate the Plan, except that (a) no such amendment or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. Any amendment to the Plan that would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment.

23.2 Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) December 15, 2019, (ii) the date on which all shares available for issuance in the aggregate under the Plan and the International Plan shall have been sold pursuant to purchase rights exercised under the Plan and the International Plan or (iii) the date on which all Purchase Rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Finisar Corporation 2009 Employee Stock Purchase Plan, subject to the approval of the stockholders at the 2009 Annual Meeting.

Secretary

FINISAR CORPORATION 1389 MOFFETT PARK DRIVE SUNNYVALE, CA 94089	VOTE BY INTERNET - www.proxyvote.com
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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
			☐	☐	☐
1.	Election of Directors Nominees

01	Roger C. Ferguson	02 Larry D. Mitchell

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	To approve an amendment to the 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 250,000 shares.	☐	☐	☐

3	To approve the adoption of the 2009 Employee Stock Purchase Plan and the 2009 International Employee Stock Purchase Plan.	☐	☐	☐

4	To ratify the appointment of Ernst & Young LLP as Finisar’s independent auditors for the fiscal year ending April 30, 2010.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

FINISAR CORPORATION
Annual Meeting of Stockholders
November 18, 2009
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Jerry S. Rawls and Stephen K. Workman, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Finisar Corporation (the “Company”) to be held at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA 94303, on November 18, 2009 at 10:00 a.m., local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side